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                                                                    EXHIBIT 10.1

                       PREFERRED STOCK EXCHANGE AGREEMENT


                  PREFERRED STOCK EXCHANGE AGREEMENT ("Exchange Agreement") dated as of June 22, 1998 between Hayes Corporation, a Delaware corporation (the "Company"), and each person or entity listed as an investor on Schedule I attached hereto, and who has signed this Exchange Agreement (each signatory individually an "Investor" and collectively the "Investors").

                              W I T N E S S E T H :

                  WHEREAS, the Company has heretofore entered into a Preferred Stock Investment Agreement (the "Investment Agreement") dated November 12, 1997 with the certain investors that were signatories thereto (the "Original Investors") and, pursuant to the Investment Agreement, the Company has previously issued a series of Preferred Stock consisting of a total of 44,999 shares designated as "6% Cumulative Convertible Preferred Stock" (the "Original Shares") to the Original Investors;

                  WHEREAS, certain of the Original Investors have not entered into this Exchange Agreement, are not signatories hereto and are not listed on
Schedule I (the "Non-Participating Investors"); and

                  WHEREAS, the Company has previously issued to the Investors an aggregate of 19,999 shares of the Original Shares pursuant to the Investment Agreement (the "Exchange Shares"), and the Company and the Investors desire to exchange the Exchange Shares now held by them on the Closing Date (as defined below) for a like number of new 8% Cumulative Convertible Preferred Stock (the "Preferred Shares"), having the rights, designations and preferences set forth in the Certificate of Designations (the "Certificate") in the form of Exhibit 1 hereto on the terms and conditions set forth herein.

                  WHEREAS, the Preferred Shares will be convertible into shares ("Common Shares") of common stock, par value $0.01, of the Company ("Common Stock"), pursuant to the terms of the Certificate, and the Investors will have registration rights with respect to such Common Shares issuable upon conversion, pursuant to the terms of that certain Registration Rights Agreement entered into contemporaneously herewith between the Company and the Investors substantially in the form of Exhibit A hereto ("Registration Rights Agreement").

                  NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:





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                                    ARTICLE I

                          ISSUANCE OF PREFERRED SHARES
                         IN EXCHANGE FOR EXCHANGE SHARES

                   Section 1.1 Issuance of Preferred Shares. Upon the following terms and conditions, the Company shall contemporaneously herewith issue and sell to each Investor severally, and each Investor severally shall acquire from the Company, the number of Preferred Shares indicated next to such Investor's name on Schedule I attached hereto.

                  (a)      Exchange Shares. Each Investor shall
contemporaneously herewith exchange the Exchange Shares set forth next to such Investor's name on Schedule I for the specified number of Preferred Shares by delivering the original certificates representing the Exchange Shares duly endorsed in blank or accompanied by appropriate stock power(s).

                  (b)      The Closing; Effectiveness.

                           (i) The closing of the exchange of the Exchange Shares for the Preferred Shares (the "Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC ("WCSR") in Atlanta, Georgia, contemporaneously with the execution hereof by all parties (the "Closing Date").

                           (ii) The Company at the Effective Time (defined below) shall deliver to each Investor certificates (with the number of and denomination of such certificates reasonably requested by such Investor) representing the Preferred Shares acquired hereunder by such Investor registered in the name of such Investor or its nominee, and such Investor at such time shall deliver to the Company the Exchange Shares for the Preferred Shares acquired by such Investor hereunder. The delivery by each Investor of the Exchange Shares applicable to it as set forth in this paragraph shall constitute full consideration delivered to the Company in satisfaction of such Investor's obligation(s) hereunder.

                           (iii) This Exchange Agreement, the Certificate, the Registration Rights Agreement and the Stock Pledge Agreement shall be deemed effective only after the occurrence of both of the following events: (A) written consent hereto by the Company's lender, NationsCredit Commercial Corporation, through its NationsCredit Commercial Funding Division; (B) written consent hereto by the holder of the Series A Preferred Stock, Vulcan Ventures Incorporated (the "Effective Time'); and (C) execution and delivery of mutual general releases as of the Effective Time between each Investor and its partners, officers, directors and other affiliates entities, on the one hand, and each of the individual members of the Board of Directors of the Company at the time of filing the court action referred to in
         Section 3.18 hereof, in their capacities as directors and/or shareholders of the Company, and Rinzai Ltd. and Kaifa Technologies (H.K.) Limited in their capacity as shareholders, on the other hand.


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                           (iv) At the Effective Time, the Company shall deliver
         to WCSR fully executed Debentures (as defined in the Certificate) in the name of each Investor in the face amount of the Liquidation Preference of the Preferred Shares held by such Investor at the Effective Time. The Corporation and each Investor hereby instruct WCSR as escrow agent to hold such Debenture in escrow, pursuant to an Escrow Agreement to be entered into at the Effective Time, and to distribute such Debentures to the Investors (subject to reduction for conversions and redemptions, if any) at the Mandatory Exchange Date (as defined in the Certificate).

                           (v) In the event that the written consents described in Section 1.1(b)(iii) shall not have been obtained within thirty (30) days from the Closing Date, the Investors may elect to terminate this Exchange Agreement, return the Preferred Shares to the Company and receive the Exchange Shares from the Company. Upon such election, this Exchange Agreement shall be null and void and of no effect.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each of the Investors as of the date hereof.

                  (a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries other than the subsidiaries listed on Schedule 2.1(a) attached hereto. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlling or controlled by such entity taken as a whole, and any material adverse effect on the transactions contemplated under this Exchange Agreement, the Registration Rights Agreement or any other agreement or document contemplated hereby or thereby.

                  (b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Exchange Agreement and the Registration Rights Agreement, to file the Certificate and to issue the Preferred Shares in accordance with the terms hereof, (ii) the execution and delivery of this Exchange Agreement, the Preferred Shares and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Preferred Shares and the resolutions contained in the Certificate, have been duly authorized by all necessary corporate

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action, and no further consent or authorization of the Company or its Board of
Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Exchange Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, (iv) this Exchange Agreement and the Registration Rights Agreement constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application, and (v) on or before the Effective Time the Company will have filed the Certificate with the Secretary of State of Delaware.

                  (c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 3,280,000 shares of preferred stock; there are 19,856,630 shares of Common Stock and 1,217,930 shares of the Company's Series A Preferred Stock and 41,736 Original Shares issued and outstanding; and 6,798,070 shares of Common Stock and no shares of preferred stock are reserved for issuance to persons other than the Original Investors. All of the outstanding shares of the Company's Common Stock and preferred stock have been validly issued and are fully paid and nonassessable. Except as set forth in Schedule 2.1(c), no shares of capital stock are entitled to preemptive rights; and there are as of the date hereof no outstanding warrants for shares of Common Stock. There is not presently and will not be any preferred stock issued and outstanding, other than the Series A Preferred Stock (which will be superior to the Preferred Shares in payment of dividends and liquidation preference) and other than the Original Shares (which will be pari passu with the Preferred Shares), which has or will have rights equal to or superior to the Preferred Shares, after completion of the transactions contemplated hereby. There are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company (except as contemplated by or as described in this Exchange Agreement or disclosed in Schedule 2.1(c)). Attached hereto as Exhibit 2.1(c)(i) is a true and correct copy of the Company's Certificate of Incorporation (the "Charter"), as in effect on the date hereof, and attached hereto as Exhibit 2.1(c)(ii) is a true and correct copy of the Company's Bylaws, as in effect on the date hereof (the "Bylaws"). The Company has no present plan to amend its Charter or Bylaws, but this sentence shall in no way limit the Company's ability to do so, provided that no such changes shall violate this Exchange Agreement, the Certificate or the Registration Rights Agreement.

                  (d) Issuance of Common Shares and Preferred Shares. The Common Shares issuable upon conversion of the Preferred Shares pursuant to the Certificate (the "Underlying Shares") are and will at all time hereafter continue to be duly authorized and reserved for issuance and, upon such conversion in accordance with the Certificate such Underlying Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and listed for trading (when required to be listed in accordance with the

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Registration Rights Agreement) on the Nasdaq National Market ("Nasdaq NMS") (or
the American Stock Exchange or the New York Stock Exchange, collectively with the Nasdaq NMS, the "Approved Markets"), and the holders of such Underlying Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. The outstanding shares of Common Stock (including the Common Shares and the Underlying Shares) are currently listed on the Nasdaq NMS. The Preferred Shares are validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

                  (e) Securities Compliance. The Company has notified the SEC and the Nasdaq NMS, in accordance with their requirements, of the transactions contemplated by this Exchange Agreement, the Certificate and the Registration Rights Agreement, and has taken all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares hereunder, and the Common Shares issuable upon conversion thereof.

                  (f) No Conflicts. The execution, delivery and performance of this Exchange Agreement, the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and the filing of the Certificate do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (iii) conflict with the terms of the Series A Preferred Stock and the holders of the Series A Preferred Stock are not required to consent to or approve the redemption of the Preferred Shares or the Debentures (as defined in the Certificate). The business of the Company and its direct and indirect subsidiaries is being conducted in material compliance with all applicable laws, ordinances or regulations of any governmental entity. The Company is not required under Federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Exchange Agreement, the Registration Rights Agreement and the Certificate or to issue and sell the Preferred Shares in accordance with the terms hereof and issue the Underlying Shares upon conversion thereof, except for the registration provisions provided in the Registration Rights Agreement, provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

                  (g) SEC Documents; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as

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amended (the "Exchange Act") and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Investors true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the SEC since its organization and all annual SEC Documents filed with the SEC since its organization. None of the Company or its representatives or agents has provided to any Investor or its representatives or agents any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Act") and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth on
Schedule 2.1(g), the SEC Documents contain all material information concerning the Company, and no event or circumstance has occurred which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the date hereof or on the Closing Date but which has not been so disclosed. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (h) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Exchange Agreement or the Registration Rights Agreement or the Certificate.

                  (i) Principal Exchange/Market. The principal market on which the Common Shares are currently traded is the Nasdaq NMS.

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                  (j) No Material Adverse Change. Since January 3, 1998, no
Material Adverse Effect has occurred or exists, and no event or circumstance has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to the Company or its subsidiaries. Except as disclosed on Schedule 2.1(j), since January 3, 1998, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent), except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses (except for losses not constituting a Material Adverse Effect) or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, severance or change in control arrangements, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems, or received any threat of any material problems, with labor or management in connection with the terms and conditions of their employment.

                  (k) Accumulated Earnings and Profits. The Company represents that it does not have any accumulated earnings and profits as of the end of its taxable year immediately preceding the date hereof, and does not expect to have any current earnings and profits for the current taxable year.

                  (l) No Undisclosed Liabilities. The Company and its direct and indirect subsidiaries have no liabilities or obligations not disclosed in the SEC Documents that, individually or in the aggregate, are required to be disclosed therein, other than those liabilities incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since January 3, 1998, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its direct or indirect subsidiaries.

                  (m) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its direct or indirect subsidiaries, taken as a whole, or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                  (n) No General Solicitation. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Preferred Shares or the Underlying Shares.

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                  (o) No Integrated Offering. Neither the Company, nor any of
its affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Preferred Shares or the Underlying Shares, or of the issuance of such securities, under the Act. The issuance of the Preferred Shares or the Underlying Shares to the Investors will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the Nasdaq NMS, unless such stockholder approval is obtained by the Company.

                  (p) Intellectual Property. The Company (and/or its direct or indirect subsidiaries) owns or has or will obtain without delay in the normal course of business (as identified on Schedule 2.1(p)) valid and continuing licenses to use all patents, copyrights and trademarks ("intellectual property") used in its business. Except as disclosed on Schedule 2.1(p), the Company and its subsidiaries (i) have all intellectual property rights which are needed to conduct the business of the Company and its subsidiaries as it is now being conducted and (ii) have or will obtain without delay all intellectual property rights which will be needed to conduct the business of the Company and its subsidiaries as proposed to be conducted as disclosed in the Pre-Agreement SEC Documents (defined below). The Company and its subsidiaries have no reason to believe that the intellectual property rights which it owns are invalid or unenforceable or that the use of such intellectual property by the Company or its subsidiaries infringes upon or conflicts with any right of any third party, and neither the Company nor any of its subsidiaries has received notice of any such infringement or conflict, except for such of the foregoing as is set forth in Schedule 2.1(p) and other similar matters, all of which the Company reasonably believes are without merit or are immaterial. The Company and its subsidiaries have no knowledge of any infringement of its intellectual property by any third party, except for such infringement that the Company intends to pursue actively or which the Company (in the exercise of its reasonable commercial judgment) determines not to pursue. To the knowledge of the Company, the Company owns or has valid and continuing licenses to use all intellectual property necessary to the conduct of the Company's business as it is now being conducted or proposed to be conducted as disclosed in the Pre-Agreement SEC Documents. The Company knows of no actual or alleged infringement relating to the intellectual property used by suppliers to the Company, except as described in detail on Schedule 2.1(p) or except as is not reasonably likely to have a Material Adverse Effect.

                  (q) Shareholder Rights Plan. Neither the acquisition of Preferred Shares nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of Preferred Shares will in any event under any circumstance trigger the poison pill provisions of any stockholders' rights or similar agreements, or a substantially similar occurrence under any successor or similar plan.

                  (r) No Litigation. The Company currently has litigation pending in the Supreme Court of the State of New York, Index No. 98/105848, against the Investors and against the Non-Participating Investors. Except as set forth in the SEC Documents delivered or made available to the Investors prior to the date of this Exchange Agreement ("Pre-Agreement SEC

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Documents"), no litigation, investigation or claim (including those for unpaid taxes) against the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened, and no other event has occurred, which if determined adversely could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to materially and adversely effect the transactions contemplated hereby. The legal proceedings described in the Pre-Agreement SEC Documents will not have an effect on the transactions contemplated hereby, and will not have a Material Adverse Effect on the Company.

                  (s) Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or any Investor relating to this Exchange Agreement or the transactions contemplated hereby.

                  (t) Other Investors. Except as set forth on Schedule 2.1(t), there are no outstanding securities issued by the Company that are entitled to registration rights under the Act. Except as set forth in Schedule 2.1(t), there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company, that have anti-dilution or similar rights that would be affected by the issuance of the Preferred Shares.

                  (u) Certain Transactions. Except as disclosed in the Pre-Agreement SEC Documents and except for arm's length transactions pursuant to which the Company or any of its direct or indirect subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its direct or indirect subsidiaries could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its direct or indirect subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (v) Permits; Compliance. The Company and each of its direct and indirect subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of it direct or indirect subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since January 3, 1998,

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neither the Company nor any of its direct or indirect Subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

                  (w) Insurance. The Company and each of its direct and indirect subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary for the businesses in which the Company and its direct and indirect subsidiaries are engaged. Neither the Company nor any such direct or indirect subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  (x) Internal Accounting Controls. The Company and each of its direct and indirect subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) Margin Accounts. At no time since July 31, 1997 has Ronald Howard or Dennis Hayes maintained more than 15% of his Common Stock owned or controlled by such person in a margin account or placed more than 15% of his Common Stock in a situation which could have resulted in an involuntary sale thereof.

                  (z) Lock-Up. Dennis C. Hayes has delivered to the Investors the lock-up letter attached hereto as Exhibit B.

                  (aa) Restatement of Representations and Warranties. The Company hereby represents and warrants that the representations and warranties contained in the Preferred Stock Investment Agreement dated November 12, 1997 were in all material respects true and correct as of the Initial Closing and the Subsequent Closing, as such terms are defined in said Preferred Stock Investment Agreement.

                  Section 2.2 Representations and Warranties of the Investors. Each of the Investors, severally (as to itself) and not jointly, hereby makes the following representations and warranties to the Company as of the date hereof and on the Closing Date:

                  (a) Authorization; Enforcement. (i) Such Investor has the requisite power and authority to enter into and perform this Exchange Agreement and the Registration Rights

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Agreement and to acquire the Preferred Shares being sold hereunder, (ii) the execution and delivery of this Exchange Agreement and the Registration Rights Agreement by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Exchange Agreement and the Registration Rights Agreement constitute valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  (b) No Conflicts. The execution, delivery and performance of this Exchange Agreement and the Registration Rights Agreement and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of such Investor's organizational documents, or (ii) conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Exchange Agreement or the Registration Rights Agreement.

                  (c) Investment Representation. Such Investor is acquiring the Preferred Shares for its own account and not with a view to distribution in violation of any securities laws. Such Investor has no present intention to sell the Preferred Shares or the Underlying Shares and such Investor has no present arrangement (whether or not legally binding) to sell the Preferred Shares or Underlying Shares to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold the Preferred Shares or Underlying Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Shares or Underlying Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

                  (d) Accredited Investor. Such Investor is an "accredited investor" as defined in Rule 501 promulgated under the Act. The Investor has such knowledge and experience in financial and business matters in general and investments in particular, so that such Investor is able to evaluate the merits and risks of an investment in the Preferred Shares and to protect its own interests in connection with such investment. In addition (but without limiting the effect of the Company's representations and warranties contained herein), such Investor has received such information as it considers necessary or appropriate for deciding whether to exchange the Exchange Shares for the Preferred Shares pursuant hereto.

                  (e) Rule 144. Such Investor understands that there is no public trading market for the Preferred Shares, that none is expected to develop, and that the Preferred Shares must be held indefinitely unless such Preferred Shares are converted into Underlying Shares or an exemption from registration is otherwise available. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

                  (f) Brokers. Such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Exchange Agreement or the transactions contemplated hereby.

                  (g) Reliance by the Company. Such Investor understands that the Preferred Shares are being offered in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Preferred Shares.


                                   ARTICLE III

                                    COVENANTS

                  Section 3.1 Registration and Listing; Effective Registration. Until the earlier of such time as no Preferred Shares are outstanding and the Investors cease to own any Underlying Shares or the Mandatory Exchange Date (as defined in the Certificate) has occurred, the Company will cause the Common Stock to continue at all times to be registered under Section 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Preferred Shares are outstanding and the Investors cease to own any Underlying Shares, the Company shall continue the listing and trading of the Common Stock on the Nasdaq NMS or one of the other Approved Markets and comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall cause the Underlying Shares to be listed on the Nasdaq NMS no later than the registration of the Underlying Shares under the Act, and shall continue such listing on one of the Approved Markets in accordance with the Company's obligations under the Registration Rights Agreement. As used herein and in the Registration Rights Agreement and the Certificate, the term "Effective Registration" shall mean that all obligations under this Section 3.1 have been satisfied, all registration obligations of the Company pursuant to the Registration Rights Agreement and this Exchange Agreement have been satisfied, such registration is not subject to any suspension or stop order, the prospectus for the Underlying Shares issuable upon conversion of the Preferred Shares is current and such Common Shares are listed for trading on one of the Approved Markets and such trading has not been suspended for any reason (other than a general suspension of trading on the applicable Approved Market for a period of not more than two Trading Days), and none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding.

                  Section 3.2 Certificates on Conversion.

                  (a) Upon any conversion by an Investor (or then holder of Preferred Shares) of the Preferred Shares pursuant to the Certificate, the Company shall issue and deliver to such Investor (or holder) within three (3) Trading Days of the Conversion Date (as defined in the Certificate) a new certificate or certificates for the number of Preferred Shares which such Investor (or holder) has not yet elected to convert but which are evidenced in part by the certificate(s) submitted to the Company in connection with such conversion (with the number of and denomination of such new certificate(s) designated by such Investor or holder).

                  (b) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of Preferred Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Investor (or then holder), the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Investor (or then holder), by crediting the account of Investor's (or then holder's) prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described in the immediately preceding paragraphs shall apply to the electronic transmittals described herein.

                  Section 3.3 Replacement Certificates. The certificate(s) representing the Preferred Shares held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as requested by such Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange. In the event of lost certificate(s) for the Preferred Shares, the Company will, upon execution and delivery of a Lost Certificate Affidavit and Indemnity Agreement reasonably satisfactory to the Company, issue a replacement certificate(s) for the lost certificate(s).

                  Section 3.4 Expenses. The Company shall pay simultaneously herewith all reasonable due diligence fees and expenses and reasonable attorneys' fees and expenses of Investors' counsel, incurred by the Investors in connection with the preparation, negotiation, execution and delivery of this Exchange Agreement, the Registration Rights Agreement, the Certificate and the related agreements and documents and the transactions contemplated hereunder and thereunder.

                  Section 3.5 Dividends or Distributions. So long as any Preferred Shares remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock or other equity security junior to the Preferred Shares ("Junior Security"), or (b) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other Junior Security of the Company or other equity security on parity with the Preferred Shares.

                  Section 3.6 Notices. The Company agrees to provide all holders of Preferred Shares with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

                  Section 3.7 Right of First Offer.

                  (a) Prior to the earlier of January 3, 2000, or the date on which all of the Preferred Shares and the Debentures (as defined in the Certificate) have either been redeemed or converted into the Common Shares into which they are convertible, the Company shall not offer, sell, contract to sell or otherwise issue or deliver or dispose of any Common Stock or other equity securities or any securities which are convertible into or exchangeable for its Common Stock or other equity securities or any convertible security, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of Common Stock or other equity securities (other than (i) in a bona-fide public offering conducted on the basis of a firm underwriting, (ii) shares or options issued or which may be issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date listed in the Pre-Agreement SEC Documents, (iii) shares, options or other securities issued in any case where the Company certifies to the Investors that the proceeds from such issuance are required for a specific business purpose or for working capital purposes, (iv) in connection with a merger or other business combination, (v) in a transaction in which principal consideration other than cash is delivered,
(vi) as part of a joint venture, (vii) as part of an arm's length financing arrangement with a commercial lender in which such commercial lender receives, as additional but not primary consideration, warrants with a fixed strike price that is subject only to customary and bona fide antidilution provisions, or
(viii) Preferred Shares issued to the Non-Participating Investors in a one-for-one exchange for Original Shares (which Preferred Shares, in any case, will be subject to the provisions of Section 3.21 of this Exchange Agreement)), unless such offer, sale, issuance or financing ("Financing Transaction") is first offered pro-rata to the Investors on the same terms to be offered to non-Investors. The Company shall make such offer by providing each Investor with written notice of the Company's intention to enter into the Financing Transaction together with a term sheet containing the economic terms and significant provisions of the Financing Transaction and any other information reasonably requested by the Investors (the "Offer"). Such Offer shall be given with respect to each Financing Transaction contemplated by the Company. The Investors shall have ten (10) business days from receipt of the Offer to deliver a written notice to the Company that the Investors wish to accept the Offer in whole (subject to satisfactory due diligence and reasonably acceptable definitive documentation) for the Financing Transaction. If the Investors do not accept the Offer in its entirety or fail to respond within such ten (10) business day period, then the Company shall be permitted to complete such Financing Transaction without the Investors on terms and conditions substantially identical to those contained in the Offer. If any Financing Transaction is contemplated on terms and conditions not substantially identical to those contained in the Offer or with proposed definitive documentation not those proposed by the Company with respect to the Offer, then such Financing Transaction shall be deemed a new Financing Transaction and the Investors shall again be entitled to receive an Offer for such Financing Transaction on such new terms and conditions (and/or with such new definitive documentation if applicable). As among the Investors, each Investor shall have the right to participate in the Offer in whole, up to the full extent of the Offer, provided that if such Offer is oversubscribed by the Investors, each Investor shall only be entitled to participate in the Offer up to its pro rata share.

                  (b) Notwithstanding the foregoing, if the Company initiates an underwritten offering of its Common Stock or other equity securities or any securities which are convertible into or exchangeable for its Common Stock ("Convertible Securities") or warrants or other rights to subscribe for or purchase any Common Stock or Convertible Securities at an offering price less than $9.00 per share, then each Investor shall be entitled, under the Registration Rights Agreement, to specify all or part of such Investor's Common Shares to be sold in such offering, subject to proportional allocation by the underwriter, if the underwriter decides that marketing factors require a limitation on securities underwritten. If an Investor elects not to participate in such underwritten offering, the Company shall, promptly after the completion thereof, redeem from such Investor a number of his Common Shares as determined below, at an aggregate redemption price equal in dollar amount to the net proceeds (after underwriting discounts) which the Investor would have received if such Investor had elected to participate in the offering to the full extent of such Investor's proportional allocation of such offering by the underwriters. For purposes of this paragraph, each Investor's pro rata share of the underwriter's proportional allocation to all selling shareholders shall be equal to all Preferred Shares then held by such Investor as a percentage of all Preferred Shares then held by all Investors; and if the Debentures have then been issued, the face amount of the Debentures held by such Investor as a percentage of the face amount in the aggregate of all Debentures held by all Investors. For purposes of such redemption, it is assumed that if such Investor had elected to participate in such offering, it would have done so to the full extent of the Common Shares into which it could convert its Preferred Shares or Debentures, as the case may be, subject to the underwriter's cut back. The number of Common Shares so redeemed shall be equal in number to the dollar amount of the redemption price divided by $9.00. The redemption shall occur whether or not the Preferred Shares have been exchanged for Debentures. By way of example only, if the underwriters allocated to all selling shareholders fifteen percent (15%) of a $20.0 million offering, and if the Investor's pro rata share of all Investors' shares was 25%, and the Investors in the aggregate had the right to convert into Common Shares equal to 20% of all outstanding shares of the Company, and each non-Investor shareholder elected to participate to the full extent of all such shareholder's shares in the Company, then the Company would be required to redeem from such Investor Common Shares at a redemption price equal to $150,000 (.15 x 20.0 million x .2 x .25 = $150,000).

                  Section 3.8 Reservation of Stock Issuable Upon Conversion.
The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of Preferred Shares such number of authorized but unissued Common Shares that is at least equal to 200% of the aggregate shares issuable upon exercise of Preferred Shares, which number may be reduced by the number of Common Shares actually delivered pursuant to conversion of Preferred Shares under the Certificate, and shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock.

                  Section 3.9 Parallel Exit Rights. So long as any Preferred Shares or Debentures are outstanding, if the Company shall transfer for value in one transaction or a series of related transactions any shares of Common Stock to any third party pursuant to any unregistered private sale in which any existing shareholders are offered the right to exercise any "piggy back" rights ("Offerees"), then the holders of any Preferred Shares or Debentures ("Existing Holders"), at the option of each Existing Holder, shall be provided with the opportunity to convert its Preferred Shares and/or Debentures into Common Shares and each Existing Holder shall have the right to sell a percentage of its total Common Shares equal to the percentage of the Offeree's total Common Stock holdings being sold by such other selling shareholders. Each Existing Holder shall execute and deliver all agreements and documents required to be executed and delivered by the other selling shareholders, in order to effectuate such sale.

                  Section 3.10 Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 1.1(b)(iii) of this Exchange Agreement.

                  Section 3.11 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Preferred Shares and Underlying Shares, as required under Regulation D, and to provide a copy thereof to each Investor promptly after such filing. The Company shall have, before the Effective Time, taken such action as the Company shall have reasonably determined is necessary to qualify the Preferred Shares and Underlying Shares for sale to the Investors at the Effective Time pursuant to this Exchange Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and herewith provides evidence of any such action so taken to each Investor.

                  Section 3.12 No Senior Securities; Series A Preferred. So long as any Preferred Shares remain outstanding, the Company agrees that neither the Company nor any direct or indirect subsidiary of the Company shall, without prior written approval by seventy-five percent in interest of the holders of outstanding Preferred Shares, (i) issue any shares of its preferred stock

(other than the Series A Preferred Stock or Preferred Shares to the Non-Participating Investors in a one-for-one exchange for the Original Shares (which Preferred Shares, in any case, will be subject to Section 3.21 of this Exchange Agreement and pari passu to the Preferred Shares issued to Investors hereunder)) or any securities convertible into its preferred stock except for preferred stock which is junior to the Preferred Shares in all respects, or (ii) increase the authorized or issued number of, or change in any manner adverse to the Investors the rights, privileges and preferences of, the Series A Preferred Stock.

                  Section 3.13. Subordination of Future Indebtedness. Any indebtedness or preferred stock (other than refinancing, replacement or additions to the Company's credit facility with NationsCredit or any subsequent lender or lenders, including participants, in any amount) issued after the date of this Exchange Agreement shall be expressly subordinated in right of payment to the Debentures, whether or not yet issued, in form and substance reasonably satisfactory to the Investors, except that the Company may incur trade debt in the ordinary course of business and may incur such indebtedness, as is required, in the discretion of the Board of the Company, to provide the Company with necessary working capital.

                  Section 3.14 S-3 Eligibility. The Company will do all things reasonably necessary to remain eligible to use Form S-3, and will do nothing and will not allow anything in its control to be done to interfere with such eligibility.

                  Section 3.15 No Blackout. The Company shall not take any action to cause the Investors to be unable to sell their Underlying Shares pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) for a period of sixty (60) days after the Effective Date.

                  Section 3.16 Election of Additional Directors.

                  (a) As of the Effective Time, the Company shall have taken such actions as may be necessary or appropriate to create one (1) additional seats on the Board of Directors of the Company. The Investors, acting unanimously, shall have the right to propose the candidates for the vacancies created by the creation of such additional seats on the Board of Directors. The candidates proposed by the Investors shall not be employees, officers, directors, shareholders, consultants, advisors or affiliates of any Investor. The Board of Directors of the Company shall have the right, in its reasonable discretion, to withhold approval of any one or more candidate proposed by the Investors. Upon the proposal by the Investors of candidates reasonably acceptable to the Board of Directors of the Company, the Board of Directors shall appoint each such candidate to fill the vacancy created by the increase of the number of seats on the Board.

                  (b) As of the Effective Time, the additional seat on the Board of Directors of the Company shall have been added to the Class I Directors of the Board of Directors of the Company. The new Director shall serve for the remainder of the term of the Class, but each such new director designated by the Investors shall be further limited so that at such time as all of the

Preferred Shares of all of the Investors have either been redeemed by the Company or converted into Common Shares by the Investors then such director shall agree to resign. In any event, at the expiration of the term of the Class I Directors, the position for such additional director shall terminate and shall no longer exist.

                  Section 3.17 Estoppel. As of the Effective Time, each party agrees and stipulates that there presently exists no material default or breach, and no event has occurred which constitutes, or would constitute with notice or the passage of time or both, a material default or breach of the Investment Agreement, the Registration Rights Agreement or the Certificate of Designations of the 6% Cumulative Convertible Preferred Stock, all dated November 12, 1997. Effective at the Effective Time, the mandatory redemption notices given pursuant to the investment agreement previously delivered to the Company by the Investors shall be deemed to be null and void

                  Section 3.18 Mutual Release.

                  (a) The Company, for itself, its parents, subsidiaries, affiliates, attorneys, employees, directors, officers, successors, legal representatives and assigns, does hereby irrevocably and completely release and discharge each of the Investors, and each Investor's fund management companies and all other entities providing services to such Investors, and all of their affiliates, partners, successors, assigns, employees, attorneys, agents, beneficiaries, heirs, representatives, and all other persons, firms or corporations liable, or who might be claimed to be liable, none of whom admit any liability, but all of whom deny liability, of and from any and all claims, demands, sums of money, actions, rights, causes of action, obligations, liabilities or costs of every kind and character whatsoever which the Company has ever had or claimed to have or now has or claims to have or hereafter may have or claim to have against all, each or any of the Investors (or any of the persons or entities identified above related to each of the Investors), whether known or unknown, suspected or unsuspected, or which the Company (or any of the persons or entities identified above related to the Company), by itself or derivatively through any other entity, may now or hereafter otherwise have against each of the Investors arising out of any acts, omissions, events, occurrences, happenings, or circumstances occurring or existing prior to the date hereof. At the Effective Time, the court action filed in the Supreme Court of the State of New York, County of New York, Index No. 98/105848 on April 3, 1998, will be dismissed with prejudice by the Company only as to the Investors; provided that the foregoing release and dismissal shall not affect or limit in any way whatsoever the rights of the Company in the aforesaid litigation or otherwise against the Non-Participating Investors, and all rights against such Non-Participating Investors are expressly reserved.

                  (b) Each Investor, for itself, its fund management companies and all other entities providing services to such Investors, its affiliates, successors, assigns, employees, attorneys, agents, beneficiaries, heirs and representatives, does hereby irrevocably and completely release and discharge the Company, and its parents, subsidiaries, affiliates, attorneys, employees, directors, officers, successors, legal representatives, assigns, and all other related persons, firms or corporations liable, or who might be claimed liable, none of whom admit liability, but all of whom deny liability, of and from any and all claims, demands, sums of money, actions, rights, causes of action, obligations, liabilities or costs of every kind and character whatsoever which each of the Investors (or any of the persons or entities identified above related to each of the Investors) has ever had or claimed to have or now has or claims to have or hereafter may have or claim to have against the Company (or any of the persons or entities identified above related to the Company), whether known or unknown, suspected or unsuspected, or which each of the Investors, by itself or derivatively through any other entity, may now or hereafter otherwise have against the Company (or any of the persons or entities identified above related to the Company) arising out of any acts, omissions, events, occurrences, or happenings occurring prior to the date hereof.

                  Section 3.19 Opinion of Counsel. At the Closing Date, the Investors shall have received an opinion of counsel to the Company in the form attached hereto as Exhibit C and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the Closing Date.

                  Section 3.20 Officer's Certificate. The Company shall have delivered to the Investors a certificate in form and substance satisfactory to the Investors, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Charter, By-Laws, good standing and authorizing resolutions of the Company.

                  Section 3.21 Most Favored Terms. Other than the Investment Agreement, the Certificate of Designations of the 6% Cumulative Convertible Preferred Stock, and the Registration Rights Agreement, all dated November 12, 1997 (the "Original Agreements"), there are no agreements or arrangements with the Non-Participating Investors. Other than this Exchange Agreement, the Certificate, the Debentures, the Registration Rights Agreement and the Stock Pledge Agreement, there are no agreements or arrangements with the Investors. In the event that (i) the Non-Participating Investors obtain a final nonappealable court order enforcing the terms of the Original Agreements, or (ii) the Company hereafter enters into a new Preferred Stock Exchange Agreement, any other exchange or modification agreement relating to the issuance of the Original Shares, any Certificate of Designations, note, debenture or other form of security, or any Registration Rights Agreement, in any case with or for the benefit of any of the NonParticipating Investors or Investors, or other documents substantially similar thereto, by whatever name called, containing terms or provisions more favorable to the Non-Participating Investors or Investors than the terms and provisions hereof, or any other agreement, understanding or arrangement (an "Alternate Arrangement") providing the Non-Participating Investors or Investors with compensation or benefits without the receipt by the Company of value in return therefor that is equivalent to the value that would be received by the Company from an unaffiliated third party for such compensation or benefit, then in such event, from and after the effective time of any such court order or more favorable terms, provisions or Alternate Arrangement, the Investors shall be given the benefit and effect of the Original Agreements or such more favorable terms, provisions and Alternate Arrangement, as the case may be, in lieu of and not in addition to the benefits and effect of this Exchange Agreement, the Certificate, the Debenture and the Registration Rights Agreement. The decision whether such new terms, provisions or Alternate Arrangement are more favorable shall be at each Investor's sole and absolute discretion.

                  Section 3.22. Stock Pledge Agreement. As security for the validly and relative priority of the Preferred Shares, the Company shall enter into a Stock Pledge and Security Agreement substantially in the form of Exhibit C hereto (the "Stock Pledge Agreement"). The Company agrees to receive all Exchange Shares from the Investors pursuant to Section 1.1(b)(ii) as treasury stock and further agrees to pledge them as collateral as stated above.


                                   ARTICLE IV

                                LEGEND AND STOCK

                  The Company will issue one or more certificates representing the Preferred Shares in the name of the Investor and in such denominations specified by the Investor prior to (or from time to time subsequent to) Closing. Each certificate representing the Preferred Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                  The Company agrees to reissue Preferred Shares without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Preferred Shares and Common Stock issuable upon conversion or exercise thereof pursuant to Rule 144(k) under the Act, or (ii) such Preferred Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act.

                  Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement.

                                    ARTICLE V

                                  MISCELLANEOUS

                  Section 5.1 Stamp Taxes. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Preferred Shares pursuant hereto and the Common Shares issued upon conversion thereof.

                  Section 5.2 Specific Performance; Consent to Jurisdiction; Jury Trial.

                  (a) The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Exchange Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Exchange Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) THE COMPANY AND EACH OF THE INVESTORS (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS EXCHANGE AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND EACH OF THE INVESTORS CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS EXCHANGE AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

                  (c) THE COMPANY AND EACH INVESTOR HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

                  Section 5.3 Entire Agreement; Amendment. This Exchange Agreement (including the Schedules and Exhibits hereto), together with the Registration Rights Agreement, the Certificate and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Exchange Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

                  Section 5.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                  to the Company:

                           Hayes Corporation
                           5854 Peachtree Corners East
                           Norcross, Georgia  30094
                           Attention:  Chairman
                           Facsimile:  (770) 840-6830

                  with copies to:

                           Womble Carlyle Sandridge & Rice, PLLC
                           1275 Peachtree
                           Street, N.E.
                           Suite 700
                           Atlanta, Georgia  30309
                           Attention:  G. Donald Johnson, Esq.
                           Facsimile:  (404) 888-7490

                  to the Investors:

                           To each Investor at the address and/or fax number set forth on Schedule I of this Exchange Agreement, and with copies to counsel, if any, indicated on Schedule I.

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

                  Section 5.5 Indemnity. Each party shall indemnify each other party against any loss, cost, claim or damages (including reasonable attorneys' fees and disbursements but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Exchange Agreement.

                  Section 5.6 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Exchange Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  Section 5.7 Headings. The headings herein are for convenience only, do not constitute a part of this Exchange Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  Section 5.8 Successors and Assigns. Except as otherwise provided herein, this Exchange Agreement shall be binding upon and inure to the benefit of the parties who have signed this Exchange Agreement and their successors and permitted assigns. It shall not be necessary for this Exchange Agreement to be binding on those Investors who are signatories hereto that all Investors be signatories hereto. The parties hereto may amend this Exchange Agreement in a writing signed by all such parties without notice to or the consent of any third party. The Company may not assign this Exchange Agreement or any rights or obligations hereunder without the prior written consent of all Investors (which consent may be withheld for any reason in their sole discretion), except that the Company may assign this Exchange Agreement in connection with the sale of all or substantially all of its assets provided that the Company is not released from any of its obligations hereunder, such assignee assumes all obligations of the Company hereunder, and appropriate adjustment of the provisions contained in this Exchange Agreement, the Registration Rights Agreement and the Certificate is made, in form and substance satisfactory to the Investors, to place the Investors in the same position as they would have been but for such assignment, in accordance with the terms of the Certificate. Any Investor may assign this Exchange Agreement (in whole or in part) or any rights or obligations hereunder without the consent of the Company in connection with any permitted sale or transfer all or any portion of the Exchange Shares held by such Investor.

                  Section 5.9 Additional Investors. The Company may enter into an addendum or other appropriate documentation to add any or all of the Non-Participating Investors as a party hereto on terms identical hereto.

                  Section 5.10 No Third Party Beneficiaries. This Exchange Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  Section 5.11 Governing Law. This Exchange Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within such state.

                  Section 5.12 Survival. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.

                  Section 5.13 Execution. This Exchange Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

                  Section 5.14 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that it will deliver a copy of any public announcement regarding the matters covered by this Exchange Agreement or any agreement and document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, prior to the release of such announcements.

                  Section 5.15 Severability. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

                  Section 5.16 Like Treatment of Holders; Redemption. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemptions or exchange of Preferred Shares, or otherwise, to any holder of Preferred Shares, for or as an inducement to, or in connection with the solicitation of, any vote, consent, waiver or amendment of any terms or provisions of the Certificate or this Exchange Agreement or the Registration Rights Agreement, unless such consideration is required to be paid to all holders of Preferred Shares bound by such vote, consent, waiver or amendment whether or not such holders so consent, vote, waive or agree to amend and whether or not such holders tender their Preferred Shares for redemption or conversion. The Company shall not, directly or indirectly, redeem any Preferred Shares or provide other consideration to the holders thereof unless such offer of redemption or consideration is made pro rata to all holders of Preferred Shares on identical terms. The Company will provide each holder of Preferred Shares with 6 Trading Days' advance written notice of any vote, consent, waiver or amendment, whether or not involving such redemption or consideration.

                  Section 5.17 No Strict Construction. The language used in this Exchange Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.



                         [SIGNATURES ON FOLLOWING PAGES]

                  IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed as of the date first above written.

                                    HAYES CORPORATION


                                    By:  /s/ Dennis C. Hayes
                                       ----------------------------------------
                                         DENNIS C. HAYES, Chairman


                                    By:  /s/ Ronald A. Howard
                                       ----------------------------------------
                                         RONALD A. HOWARD
                                         Chief Executive Officer


                                    INVESTORS:

                                    STARK INTERNATIONAL


                                    By:  /s/
                                       ----------------------------------------
                                         Name:
                                         Title:


                                    SHEPHERD INVESTMENTS INTERNATIONAL, LTD.


                                    By:  /s/
                                       ----------------------------------------
                                         Name:
                                         Title:








                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                         RAMIUS FUND, LTD.

                         By:     AG. RAMIUS PARTNERS, L.L.C., Investment Manager


                                 By: /s/ Michael L. Gordon
                                    -------------------------------------------
                                     Name:   Michael L. Gordon
                                     Title: Managing Officer



                         GAM ARBITRAGE INVESTMENTS, INC.

                         By:  ANGELO, GORDON & CO., L.P., Investment Manager


                                 By: /s/ Michael L. Gordon
                                    -------------------------------------------
                                     Name:   Michael L. Gordon
                                     Title: Chief Operating Officer


                         LEONARDO, L.P.

                         By:     ANGELO, GORDON & CO., L.P., General Partner


                                 By: /s/ Michael L. Gordon
                                    -------------------------------------------
                                     Name:   Michael L. Gordon
                                     Title: Chief Operating Officer


                         RAPHAEL, L.P.

                         By:     ANGELO, GORDON & CO., L.P., General Partner


                                 By: /s/ Michael L. Gordon
                                    -------------------------------------------
                                     Name:   Michael L. Gordon
                                     Title: Chief Operating Officer

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                         AG SUPER FUND INTERNATIONAL PARTNERS, L.P.

                         By:     ANGELO, GORDON & CO., L.P., General Partner



                                 By: /s/ Michael L. Gordon
                                    -------------------------------------------
                                     Name:   Michael L. Gordon
                                     Title: Chief Operating Officer

                                    Exhibit 1

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                    8% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       FOR
                                HAYES CORPORATION


                  HAYES CORPORATION (f/k/a Access Beyond, Inc.), a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

                  WHEREAS, the Corporation has heretofore entered into a Preferred Stock Investment Agreement (the "Investment Agreement") dated November 12, 1997 with the certain investors that were signatories thereto ( the "Original Investors") and, pursuant to the Investment Agreement, the Corporation has previously issued a series of Preferred Stock consisting of a total of 44,999 shares designated as "6% Cumulative Convertible Preferred Stock" (the "Original Shares") to the Original Investors;

                  WHEREAS, certain of the Original Investors have entered into that certain Preferred Stock Exchange Agreement dated as of June 22, 1998 (the "Exchange Agreement") to which this Certificate of Designations is Exhibit 1, and are signatories thereto (the "Investors");

                  WHEREAS, certain of the Original Investors have not entered into the Exchange Agreement and are not signatories thereto (the
"Non-Participating Investors"); and

                  WHEREAS, the Corporation has previously issued to the Investors an aggregate of 19,999 shares of the Original Shares pursuant to the Investment Agreement (the "Exchange Shares"), and the Corporation and the Investors desire to exchange the Exchange Shares now held by them on the Closing Date (as defined in the Exchange Agreement) for a like number of the "Preferred Shares" (defined below), having the designations and preferences set forth in this Certificate of Designations.

                  RESOLVED, that, pursuant to Article Four of the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of 41,736 shares, par value $0.01, to be designated "8% Cumulative Convertible Preferred Stock" (the "Preferred Shares").

                  RESOLVED, that each of the Preferred Shares shall rank equally in all respects and shall be subject to the following terms and provisions:

                  1.       DIVIDENDS.

                           (a)      Cumulative. The holders of the Preferred
Shares shall be entitled to receive out of any assets legally available therefor cumulative dividends at the per share rate of eight percent (8%) per annum for all time periods measured from and after March 9, 1998, of the Liquidation Preference calculated as of the time of the applicable dividend calculation of each Preferred Share, payable quarterly, in arrears, on each of March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1998 (each a "Dividend Payment Date"), or if earlier, upon conversion or redemption of Preferred Shares, in preference and priority to any payment of any dividend on the Common Stock (as defined in Section 4 below) or any other class or series of equity security of the Corporation, except for the Series A Preferred Stock of the Corporation to which the Preferred Shares are junior in preference with respect to the payment of dividends and the Original Shares with which the Preferred Shares are pari passu. Such dividends shall accrue on any given share from the most recent date on which a dividend has been paid with respect to such share, or if no dividends have been paid at the rate of eight percent (8%) per annum of the Liquidation Preference at the time of calculation of such dividend, from and after March 9, 1998, and such dividends shall accrue from day to day whether or not declared, based on the actual number of days elapsed. If at any time dividends on the outstanding Preferred Shares at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of equity security of the Corporation ranking junior to the Preferred Shares. For so long as any Preferred Shares are outstanding, the Corporation shall not pay any dividends on any shares of Common Stock or any other equity security with ranking junior to the Preferred Shares, without having received written consent of three-quarters in interest of the holders of Preferred Shares.

                           (b)      Cash or PIK.  Any dividend payable on the
outstanding Preferred Shares may be paid, at the option of the Corporation, either (i) in cash, or (ii) by adding the amount thereof to the Liquidation Preference (as defined below) of such Preferred Shares; provided, however, that if the Corporation shall fail to pay any dividend on a Dividend Payment Date, the amount of such dividend shall be added to the Liquidation Preference for such Preferred Shares and; provided further that any such dividend must be paid in cash unless, at the time the Corporation elects to add the amount of such payment to the Liquidation Preference, the Common Stock and Common Shares (as defined below) are subject to Effective Registration (as defined in the Exchange Agreement). The Corporation will be obligated to pay dividends on Dividend Payment Dates pursuant to (ii) above until the Corporation gives each holder written notice of its intention to pay dividends pursuant to (i) above, which notice must be given at least 30 days before the next applicable Dividend Payment Date. The Corporation will be obligated to pay dividends on conversions on dates other than a Dividend Payment Date pursuant to (ii) above until the

Corporation gives each holder written notice of its intention to pay dividends pursuant to (i) above, which notice will only become effective 30 days after being delivered. All notices described above will remain in force unless and until replacement notices become effective in accordance with this Section 1(b).

                  2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of each Preferred Share shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of equity securities ranking junior to the Preferred Shares (other than the Series A Preferred Stock of the Corporation to which the Preferred Shares are junior in liquidation preference and the Original Shares with which the Preferred Shares are pari passu) the amount of 125% of the Liquidation Preference of each Exchange Share as of the Exchange Date, expressed as a dollar amount per share (which is $______ per Preferred Share) plus the following, to the extent accrued after the Exchange Date: (x) dividends added to the Liquidation Preference in accordance with Section 1(b)(ii) above, (y) default payments owing to such holder with respect to such share pursuant to the Registration Rights Agreement (defined below) and (z) any accrued but unpaid dividends (with dividends deemed accrued on a per diem basis through the date of such event and thereafter even if such event or any distribution is not on a Dividend Payment Date) (the "Liquidation Preference").

                  3. ISSUANCE OF PREFERRED SHARES. The Preferred Shares shall be issued by the Corporation pursuant to the Exchange Agreement entered into between the Corporation and the Investors, and holders of Preferred Shares shall enjoy the benefits of the Registration Rights Agreement dated of even date with the Exchange Agreement ("Registration Rights Agreement") entered into between such parties in connection with the Exchange Agreement. The Corporation is permitted to issue Preferred Shares to Non-Participating Investors in a one-for-one exchange for the Original Shares under this Certificate of Designations, which shall not be deemed a breach, adjustment or other triggering event hereunder.

                  4. CONVERSION. Each holder of the Preferred Shares shall have the right at any time and from time to time, at the option of such holder, to convert any or all of its Preferred Shares, but not less than Preferred Shares with a Liquidation Preference of at least $10,000, for such number of fully paid, validly issued and nonassessable shares ("Common Shares") of common stock, par value $0.01, of the Corporation ("Common Stock"), free and clear of any liens, claims or encumbrances, as is determined by dividing (i) the Liquidation Preference times the number of Preferred Shares being converted (the "Conversion Amount"), by (ii) the Conversion Price (hereinafter defined).

                           (a)      Mechanics of Conversion.  To convert
Preferred Shares into Common Shares, the holder shall give written notice ("Conversion Notice") to the Corporation in the form of page 1 of Exhibit A hereto (which Conversion Notice may be given by facsimile transmission) stating that such holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for

Common Shares to be issued (the date of such Conversion Notice shall be referred to herein as the "Conversion Date"). Either simultaneously with the delivery of the Conversion Notice, or within one (1) Trading Day thereafter, the holder shall deliver (which also may be done by facsimile transmission) page 2 to Exhibit A hereto indicating the computation of the number of Common Shares to be received. "Trading Day" means (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated. As soon as possible after delivery of the Conversion Notice, such holder shall surrender the certificate or certificates representing the shares being converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, provided that the Corporation shall at all times maintain an office or agency in New York City (or within 60 miles thereof) for such purposes; provided that the Corporation need not effect any issuance prior to receiving all documents required by this Section 4(a). The Corporation shall, promptly upon receipt of such Conversion Notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of Common Shares to which such holder shall be entitled (with the number of and denomination of such certificates designated by such holder), and the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of Preferred Shares which such holder has not yet elected to convert hereunder but which are evidenced in part by the certificate(s) delivered to the Corporation in connection with such Conversion Notice; the Corporation shall effect such issuance within three (3) Trading Days of the Conversion Date and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) Trading Days after the receipt of such Conversion Notice ("T+3"). If such Common Share certificates are not received by such holder within T+3, such holder may revoke such Conversion Notice in whole or in part. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of Preferred Shares or exercise of Warrants, provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Corporation shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion or exercise to the holder), by crediting the account of holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversion pursuant to this Section 4 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date.

                           (b)      The Corporation shall be absolutely and
unconditionally obligated to issue the Common Shares to which such holder shall be entitled pursuant to each Conversion Notice given in conformance with this Certificate of Designations and the Exchange Agreement, without defense or offset, and such obligation shall be independent of any other obligation or covenant of any holder.

                           (c)      Conversion Price.  Each Preferred Share may
be converted into Common Shares by dividing the then applicable Liquidation Preference of such Preferred Share by $9.00, which (subject to adjustment as provided in this Certificate) shall be the Conversion Price for all purposes of this Certificate.

                           (d)      Optional Redemption.

                                    (i)     Subject to Section 4(d)(ii), the
Preferred Shares will be callable by the Corporation in whole or part (subject to an aggregate minimum of $1,000,000 per optional redemption) at any time and from time to time, upon 60 days advanced written notice (subject to the right of holders to convert in advance of such optional redemption date, or thereafter if the Corporation breaches its obligation to so redeem the Preferred Shares). On the optional redemption date, the Corporation will pay in respect of the redeemed Preferred Shares cash equal to the Liquidation Preference of the Preferred Shares (or fraction thereof) redeemed.

                                    (ii)     The Corporation's notice to the
holders pursuant to Section 4(d)(i) above will be irrevocable and if the Corporation fails to timely effect the redemption of all Preferred Shares identified therein, then the Corporation's rights pursuant to this Section 4(d) will permanently and immediately expire. Any optional redemption pursuant to
Section 4(d)(i) will be made pro-rata among all the holders. Any such notice shall clearly identify the Trading Day on which the optional redemption will occur, and no such notice will be effective unless, at all times between the date of such notice and the optional redemption date, there shall be Effective Registration of the Common Shares and the Common Stock. Such notice pursuant to
Section 4(d)(i) above shall also contain a representation by the Corporation that the Corporation has or will have funds available at the optional redemption date, and an undertaking by the Corporation to set aside such funds in a segregated account for the purpose of such redemption, not less than five (5) business days prior to the optional redemption date.

                           (e)      Stock Splits; Dividends; Adjustments.

                                    (i)     If the Corporation, at any time
while the Preferred Shares are outstanding, (A) shall pay a stock dividend or otherwise make a distribution or distributions on Common Stock payable in shares of its share capital (whether payable in Common Stock or in shares of any class), (B) subdivide outstanding Common Stock into a larger number of shares,
(C) combine outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of Common Stock any shares of the Corporation, then the Conversion Price shall be multiplied by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(e)(i) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                                    (ii)    In the event that the Corporation
issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than (A) Preferred Shares issued to Non-Participating Investors in a one-for-one exchange for the Original Shares; (B) shares or options issued pursuant to the Corporation's employee or director option plans; or (C) shares issued upon exercise of options, warrants or rights outstanding on the date of the Exchange Agreement and listed in the Corporation's most recent periodic report filed under the Exchange Act) at an effective purchase price per share which is less than the Conversion Price then in effect, then in each such case, the Conversion Price shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for such additional shares would purchase at the Conversion Price then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Corporation outstanding immediately after such issue or sale. Provided, however, that this Section 4(e)(ii) shall not apply to any issuance of Common Stock or Convertible Securities (defined below) if the purpose of the issuance is to raise funds to redeem the Preferred Shares to the extent that the proceeds of such issuance are so used.

                                            For the purposes of the foregoing
adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities. Convertible Securities not exercisable or convertible because they are unvested shall not be deemed outstanding until they become vested in accordance with their terms, via acceleration or otherwise.

                                    (iii)   If the Corporation, at any time
while any Preferred Shares are outstanding, shall issue rights, options, convertible securities or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the market value of Common Stock on the applicable Approved Market at the record date therefor, the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such market value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 4(e)(iii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Certificate of Designations after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering the subscription or purchase of only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                                            The foregoing adjustments under
Section 4(e)(ii) and Section 4(e)(iii) shall not apply to a financing transaction consisting of a private placement of the Corporation's securities in connection with a strategic alliance. For this purpose, a strategic alliance shall mean a transaction in which the acquiror of the Corporation's securities enters a business relationship with the Corporation, material to the Corporation and its subsidiaries taken as a whole independent of such acquiror's acquisition of the Corporation's securities, as determined in the exercise of reasonable business judgment by the Corporation's Board of Directors. Such strategic alliances would include mergers and acquisitions, distribution, OEM and joint venture relationships and the like.

                                    (iv)     If the Corporation, at any time
while the Preferred Shares are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash then in each such case the Conversion Price at which the Preferred Shares shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the Fair Market Price for shares of Common Stock which shall be the closing trading price on the record date mentioned above, and of which the numerator shall be such Fair Market Price for shares of Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one share of outstanding Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding 5% of the net assets of the Corporation in one or a series of transactions, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent chartered accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Corporation) (an "Appraiser") selected in good faith by the Board of Directors and holders of a three-quarters in interest of the Preferred Shares. In either case the adjustments shall be described in a statement provided to all holders of Preferred Shares of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                                    (v)     Whenever the Conversion Price is
adjusted pursuant to Section 4(e)(i), (ii), (iii) or (iv), the Corporation shall promptly mail to each holder of the Preferred Shares a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                           (f)      Notice of Record Date.  In the event of any
taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional Common Shares, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall deliver to each holder of Preferred Shares at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

                           (g)      Issue Taxes.  The Corporation shall pay any
and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Shares on conversion of Preferred Shares pursuant hereto.

                           (h)      Fractional Shares.  No fractional shares
shall be issued upon the conversion of any Preferred Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the Conversion Date (as determined in good faith by the Board of Directors of the Corporation).

                           (i)      Reorganization or Merger; Going Private. In
case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, then, as part of such reorganization, consolidation, merger or sale, if the holders of Common Stock receive any publicly traded securities as part or all of the consideration for such reorganization, consolidation, merger or sale, then provision shall be made, in a manner reasonably satisfactory to three-quarters in interest of the holders of the Preferred Shares then outstanding, such that each Preferred Share shall thereafter be convertible into such new securities at a conversion price which places the holders of Preferred Shares in an economically equivalent position as they would have been if not for such event. In addition to the foregoing, to the extent that the holders of Common Shares receive any non-publicly traded securities or other property or cash as part or all of the consideration for such reorganization, consolidation, merger or sale, then such distribution shall be treated as a distribution under Section 4(e)(iv), and Section 4(e) shall govern such distribution. The Corporation further agrees that it shall not agree or consent to or enter into any transaction or series of transactions as a result of which the Common Shares would cease to be publicly traded unless agreed to in writing in advance by the Board of Directors of the Corporation and three-quarters in interest of the holders of Preferred Shares, except for transactions in which the holders of Common Stock receive only cash or publicly traded securities and the Preferred Shares are afforded the protections of this
Section 4(i).

                           (j)      Mandatory Exchange.

                                    (i)     All Preferred Shares held by each
holder on November 30, 1998 (the "Mandatory Exchange Date") (taking into account conversions through November 29, 1998) shall be automatically exchanged into convertible subordinated debentures in the form attached (the "Debentures") issued to each holder in an amount equal to the Liquidation Preference of the Preferred Shares then held by each holder. Each holder shall have the right to convert in accordance herewith any or all of its Preferred Shares through November 29, 1998. The Debentures will be accompanied by an opinion of counsel in form and substance substantially identical to the form of opinion attached hereto as Exhibit "B."

                                    (ii)    In the event of the occurrence prior
to November 30, 1998, of an Event of Default (as defined below), or an Acceleration Event (as defined in Section 4(n) hereof), then the Mandatory Exchange Date shall be accelerated to the date of such Event of Default or Acceleration Event. An Event of Default shall be deemed to have occurred if the Corporation shall breach any material term or condition of the Exchange Agreement, this Certificate or the Registration Rights Agreement, and shall have failed to cure such breach within ten (10) days after receipt of notice of such breach in the case of a default involving the payment of money, and within thirty (30) days after receipt of notice of such breach in the case of a non-monetary breach. The date of an occurrence of an Event of Default shall be deemed to have occurred on the next day following the expiration of the above-stated applicable cure period without a cure having been effected. Upon acceleration, all amounts become due and must be paid in immediately available funds. The Corporation shall promptly notify each holder as soon as it becomes aware of an occurrence of an Event of Default or an Acceleration Event.

                           (k)      Limitations on Holder's Right to Convert.
Notwithstanding anything to the contrary contained herein, no Preferred Share may be converted by a holder, to the extent that, after giving effect to Common Shares to be issued pursuant to a Conversion Notice, the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of Preferred Shares or ownership of other securities that have limitations on a holder's rights to convert or exercise similar to those limitations set forth herein), together with all Common Shares deemed beneficially owned by the holder's "affiliates" (as defined in Rule 144 of the Act) that would be aggregated for purposes of determining whether a group under
Section 13(d) of the Securities Exchange Act of 1934 exists, would exceed the Restricted Ownership Percentage for such holder specified on Schedule I to the Exchange Agreement of the total issued and outstanding shares of the Corporation's Common Stock; provided that (w) each holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation, (x) each holder shall have the right at any time and from time to time, to increase its Restricted Ownership Percentage upon 61 days prior notice to the Corporation or immediately in the event of a Change in Control Transaction, (y) each holder can make subsequent adjustments pursuant to (w) or (x) any number of times from time to time (which adjustment shall be effective immediately if it results in a decrease in the percentage or shall be effective upon 61 days' prior written notice or immediately in the event of a Change in Control Transaction if it results in an increase in the percentage) and (z) each holder may eliminate or reinstate this limitation at any time and from time to time (which elimination will be effective upon 61 days' prior notice and which reinstatement will be effective immediately). Without limiting the foregoing, in the event of a Change in Control Transaction, any holder may reinstate immediately (in whole or in part) the requirement that any increase in its Restricted Ownership Percentage be subject to 61 days' prior written notice, notwithstanding such Change in Control Transaction, without imposing such requirement on, or otherwise changing such holder's rights with respect to, any other Change in Control Transaction. For this purpose, any material modification of the terms of a Change in Control Transaction will be deemed to result in a new Change in Control Transaction. The delivery of a Conversion Notice by any holder shall be deemed a representation by such holder that it is in compliance with this paragraph. The term "deemed beneficially owned" as used in this Certificate of Designations shall exclude shares that might otherwise be deemed beneficially owned by reason of the convertibility of the Preferred Shares. A "Change in Control Transaction" will be deemed to have occurred upon the earlier of announcement or consummation of a transaction or series of transactions involving (x) any consolidation or merger of the Corporation with or into any other corporation or other entity or person (whether or not the Corporation is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions, in which in excess of 50% of the Corporation's voting power is transferred through a merger, consolidation, tender offer or similar transaction, or (y) in excess of 50% of the Corporation's Board of Directors consists of directors not nominated by the prior Board of Directors of the Corporation, or (z) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act of 1933, as amended (the "Act")), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Corporation's voting power. The Corporation shall provide all holders of Preferred Shares with the earlier of (i) 20 days' prior written notice of any such Change in Control Transaction, to the extent the Corporation has prior knowledge of a Change in Control Transaction; or (ii) notice on the day immediately following the Corporation's learning of any such transaction.

                           (l)      Certificate for Conversion Price Adjustment.
The Corporation promptly shall furnish or cause to be furnished to such holder a certificate prepared by the Corporation setting forth any adjustments or readjustments of the Conversion Price pursuant to this Section 4.

                           (m)      Specific Performance. The Corporation agrees
that irreparable damage would occur in the event that any of the provisions of this Certificate of Designations were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the holders of Preferred Shares shall be entitled to specific performance, injunctive relief or other equitable remedies to prevent or cure breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled under agreement, at law or in equity.

                           (n)      Acceleration of Mandatory Exchange Date.
Each holder shall have the unilateral option and right to compel the Corporation to accelerate the Mandatory Exchange Date for any or all of such holder's Preferred Shares simultaneously with the consummation of the events described (an "Acceleration Event"):

                                    (i)     A Change in Control Transaction
announced before the effectiveness of a registration statement registering all Common Shares issuable upon conversion of the Preferred Shares; or

                                    (ii)    A "going private" transaction under
Rule 13e-3 liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Corporation, or the Corporation shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceedings.

                           (o)      Mandatory Repurchase Date. Each holder shall
have the unilateral option and right to compel the Corporation to repurchase any or all of such holder's Preferred Shares within 3 days of a written notice requiring such repurchase, at a price per Preferred Share equal to the Liquidation Preference of each such Preferred Share if any of the following events involving the Corporation shall have been announced as pending, planned or shall have occurred:

                                    (i)     The Corporation shall (A) become
insolvent; (B) admit in writing its inability to pay its debts generally as they mature; (C) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (D) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

                                    (ii)    Bankruptcy, reorganization,
insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Corporation, or the Corporation shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceedings.

                           (p)      Self-Tenders. In the event of a tender offer
by the Corporation under Rule 13e-4 promulgated pursuant to the Exchange Act, each holder of Preferred Shares will have the unilateral option to tender into the tender offer. If a holder determines not to participate in or to withdraw from such tender offer, and at all times prior to the closing of such tender offer, all other rights of such holder under this Certificate of Designations, the Exchange Agreement and the Registration Rights Agreement will remain unmodified and in full force and effect.

                  5. VOTING RIGHTS. The affirmative vote of 85% in interest of the Corporation's outstanding Preferred Shares shall be necessary for (i) any amendment of this Certificate of Designations, (ii) any amendment to the Certificate of Incorporation or by-laws of the Corporation that may amend or change or adversely affect any of the rights, preferences, or privileges of the Preferred Shares, and (iii) any reorganization or reclassification of the capital stock of the Corporation, any consolidation or merger (other than the Merger) of the Corporation with or into any other corporation or corporations, or any sale of all or substantially all of the assets of the Corporation, that, in any such case, would have an adverse effect on any of the rights, preferences, or privileges of the Preferred Shares; provided, however, that the affirmative vote of 100% in interest of the Corporation's outstanding Preferred Shares shall be necessary for any change in the interest rate, maturity date, payment date, Mandatory Exchange Date, or any waiver of the foregoing; and provided, however, further that holders of Preferred Shares who are affiliates of the Corporation (and the Corporation itself) shall not participate in such vote and the Preferred Shares of such holders shall be disregarded and deemed not to be outstanding for purposes of such vote. Except as set forth in this
Section 5, the holders of Preferred Shares shall not have any voting rights.

                  6. NOTICES. The Corporation shall distribute to the holders of Preferred Shares copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Corporation, at such times and by such method as such documents are distributed to such holders of such Common Stock.

                  7. REPLACEMENT CERTIFICATES. The certificate(s) representing the Preferred Shares held by any holder of Preferred Shares may be exchanged by such holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as reasonably requested by such holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

                  8. ATTORNEYS' FEES. Any holder of Preferred Shares shall be entitled to recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder.

                  9. NO REISSUANCE. No Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.



                        [EXECUTION ON THE FOLLOWING PAGE]

Signed on June __, 1998.
                                 HAYES CORPORATION



                                 By:_______________________________________
                                       DENNIS C. HAYES, Chairman



                                 By:_______________________________________
                                        RONALD A. HOWARD,
                                        Chief Executive Officer

                                    EXHIBIT A

                                CONVERSION NOTICE
                                       FOR
                   8% CUMULATIVE CONVERTIBLE PREFERRED SHARES


The undersigned, as a holder ("Holder") of shares of 8% Cumulative Convertible Preferred Stock ("Preferred Shares") of Hayes Corporation (the "Corporation"), hereby irrevocably elects to convert ___________ Preferred Shares for shares ("Common Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation according to the terms and conditions of the Certificate of Designations for the Preferred Shares as of the date written below. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged to the holder of Preferred Shares for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate of Designations.

Conversion Date:__________________________

Conversion Information:  NAME OF HOLDER:

By:

                                          Print Name:
                                                     -----------------------

                                          Print Title:
                                                      ----------------------

                                          Print Address of Holder:

                                          ----------------------------------

                                          ----------------------------------

                                          Issue Common Stock to:

                                          ----------------------------------
                                          at
                                            --------------------------------

                                          ----------------------------------

If Common Stock is to be issued to a person other than Holder, Holder's signature must be guaranteed below:

SIGNATURE GUARANTEED BY:

---------------------------------------------------

            THE COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED
                IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.

PAGE 2 TO CONVERSION NOTICE DATED __________________ FOR: ____________________
                                  (CONVERSION DATE)        (NAME OF HOLDER)

              COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED

Number of Preferred Shares converted: ______________ shares


         Number of Preferred Shares converted x Liquidation Preference                           $___________

TOTAL DOLLAR AMOUNT CONVERTED                                                                    $
                                                                                                  ===========

CONVERSION PRICE                                                                                 $___________

Number of Common Shares = Total dollar amount converted                         =                $___________
                          -----------------------------
                          Conversion Price

         NUMBER OF COMMON SHARES = ___________________

If the conversion is not being settled by the Depository Trust Company, please issue and deliver __________ certificate(s) for Common Shares in the following amount(s):

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

If the Holder is receiving certificate(s) for Preferred Shares upon the conversion, please issue and deliver ____________ certificate(s) for Preferred Shares in the following amount(s):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

No. _____                                                             $_________

                                HAYES CORPORATION

                     14% CONVERTIBLE SUBORDINATED DEBENTURE

                          ISSUE DATE: NOVEMBER 30, 1998

                               DUE JANUARY 3, 2000


         HAYES CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to_________________________________________, or registered assigns, the principal sum of ______________________ ($_________), together with all accrued but unpaid interest, on January 3, 2000 (the
"Maturity Date"), and to pay interest on the aforesaid principal sum quarterly on each March 1, June 1, September 1 and December 1 of each year, commencing March 1, 1999, at the rate of fourteen percent (14%) per annum (computed on the basis of a 360-day year of twelve 30-day months) and from the most recent date to which interest has been paid or, if no interest has been paid, from the date of initial issuance. The default rate on this debenture (the "Debenture") shall be two percent (2%) per annum over the stated 14% interest rate.

1.       SERIES.

         This Debenture is one of a duly authorized issue of debentures of the Company designated as its 14% Convertible Subordinated Debentures Due 2000 (the "Debentures"), limited to the aggregate principal amount of $___________.

2.       METHOD OF PAYMENT.

         The Company will pay interest on the Debenture (except defaulted interest) to the person who is the registered holder of the Debenture at the close of business on the first day of the month of the interest payment date. All interest payments shall be payable in currency of the United States that at the time of payment is legal tender for payment of public and private debts. All interest payments shall be same day funds and shall be paid by certified check, cashier's check or wired funds at the holder's registered address.

         The holder must surrender the Debenture to the Company in order to collect the payment of principal. Upon surrender of the Debenture on or after the Maturity Date, the Company will pay principal and any accrued but unpaid interest in currency of the United States that at the time of payment is legal tender for payment of public and private debts. Such payment shall be paid by certified check, cashier's check or wired funds at the holder's registered address.

3.       OPTIONAL REDEMPTION.

         Redemption Premium. At any time and from time to time after December 31, 1998, the Company at its option may redeem this Debenture, in whole or in part (subject to an aggregate minimum of $1,000,000 per optional redemption), at a redemption price equal to the principal amount hereof, plus accrued and unpaid interest to the redemption date. Said optional redemption shall also be subject to the right of holders to convert in advance of such optional redemption date as set forth in Section 4 of this Debenture.

         Requirements for Redemption. In order to redeem this Debenture, in whole or in part, the Company must not be in material default hereunder and the Common Stock into which the Debentures are convertible shall be subject to Effective Registration (as that term is defined in that certain Preferred Stock Exchange Agreement of even date herewith by and between the Company and the Investors listed in Schedule I thereto (the "Preferred Stock Exchange Agreement"), both at the time of the notice of redemption and through and including the redemption date.

         Selection of Securities to be Redeemed. If less than all of the outstanding Debentures are to be redeemed, the Company shall select the Debentures pro rata among all holders of Debentures, proportionate to the principal amount of the Debentures held by such holder as a percentage of the aggregate principal amount of all Debentures held by all holders. The Company shall make the selection from the Debentures outstanding not previously called for redemption. Debentures and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions hereof that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

         Notice of Redemption. At least 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail or by overnight courier to each holder of Debentures to be redeemed. The notice shall identify the Debentures to be redeemed and shall state:

         (1) the redemption date;

         (2) the redemption price;

         (3) that the Company has or will have funds available at the optional redemption date;

         (4) that Debentures called for redemption may be converted by the holders pursuant to Section 4 of the Debentures at any time before the close of business on the day prior to the redemption date;

         (6) that holders who want to convert Debentures must satisfy the requirements in Section 4 of the Debentures;

         (7) that Debentures called for redemption must be surrendered to the Company to collect the redemption price; and

         (8) that interest on Debentures called for redemption ceases to accrue on and after the redemption date.

         Effect of Notice of Redemption. Once notice of redemption is mailed, Debentures called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Company, such Debentures shall be paid at the redemption price, on the redemption date. The Company's notice of redemption shall be irrevocable and if the Company fails to timely effect the redemption of all Debentures identified in such notice of redemption, then the Company's rights pursuant to this Section 3 will permanently and immediately expire.

         Debentures Redeemed in Part. Upon surrender of a Debenture that is redeemed in part, the Company shall issue to the holder a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

         Failure to Redeem. Upon the failure of the Company to timely redeem all Debentures identified in a notice of redemption, the un-redeemed Debentures that were called for redemption in the notice of redemption shall thereafter bear interest at the rate of sixteen percent (16%) per annum.

4.       CONVERSION.

         Conversion Right. The holder of the Debenture may convert it into shares of common stock, $0.01 par value per share, of the Company (the "Common Stock") at any time before the close of business on January 3, 2000. If the Debenture is called for redemption, the holder may convert it at any time before the close of business on the day prior to the redemption date. If the last day on which a Debenture may be converted is a day on which banking institutions in New York are not open for business (a "Legal Holiday"), the Debenture may be surrendered to the Company on the next succeeding day that is not a Legal Holiday. The conversion price is $9.00 of principal amount (plus any accrued and unpaid interest) of the Debenture per share of Common Stock, subject to adjustment as set forth in Section 5 below (the "Conversion Price"). To determine the number of shares of Common Stock issuable upon conversion of the Debenture, divide the principal amount (plus any accrued and unpaid interest) of the Debentures presented for conversion by the Conversion Price in effect on the Conversion Date (as defined below). No adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of the Debenture. The Company will deliver its check for any fractional share.

         Mechanics of Conversion. To convert the Debenture into Common Shares, the holder shall give written notice ("Conversion Notice") to the Company in the form of page 1 of Exhibit A hereto (which Conversion Notice may be given by facsimile transmission) stating that such holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Shares to be issued (the date of such Conversion Notice shall be referred to herein as the "Conversion Date"). Either simultaneously with the delivery of the Conversion Notice, or within one (1) Trading Day thereafter, the holder shall deliver (which also may be done by facsimile transmission) page 2 to Exhibit A hereto indicating the computation of the number of Common Shares to be received. "Trading Day" means (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated. The holder may only convert a portion of the Debenture if the portion is $1,000 or an integral multiple of $1,000. If a holder of Debentures converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Debentures converted.

         As soon as possible after delivery of the Conversion Notice, such holder shall surrender the Debentures being converted, together with appropriate endorsements or transfer documents if required by the Company, at the office of the Company or of any transfer agent for such shares, provided that the Company shall at all times maintain an office or agency in New York City (or within 60 miles thereof) for such purposes; provided that the Company need not effect any issuance prior to receiving all documents required by this Section 4. If the Common Stock is to be transferred to a third party, the holder shall pay any transfer or similar tax if required. Upon surrender of a Debenture that is converted in part, the Company shall issue to the holder a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered. The Company shall, promptly upon receipt of such Conversion Notice, issue and deliver to or upon the order of such holder, against delivery of the Debentures which have been converted, a certificate or certificates for the number of Common Shares to which such holder shall be entitled (with the number of and denomination of such certificates designated by such holder); the Company shall effect such issuance within three (3) Trading Days of the Conversion Date and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) Trading Days after the receipt of such Conversion Notice ("T+3"). If such Common Share certificates are not received by such holder within T+3, such holder may revoke such Conversion Notice in whole or in part. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of the Debentures, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion or exercise to the holder), by crediting the account of holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversion pursuant to this Section 4 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date.

         Obligation to Convert. The Company shall be absolutely and unconditionally obligated to issue the Common Shares to which such holder shall be entitled pursuant to each Conversion Notice given in conformance with this Debenture and the Preferred Stock Exchange Agreement, without defense or offset, and such obligation shall be independent of any other obligation or covenant of any holder.

         Registration Rights. The Registration Rights Agreement dated
June____, 1998 between the Company and each holder of Debentures shall apply in full force and effect with respect to the Common

Stock of the Company into which this Debenture may be converted pursuant to this
Section 4, as if the shares of Common Stock were being converted in exchange for Preferred Shares under the Company's Certificate of Designation of 8% Convertible Preferred Stock.

5.       ADJUSTMENT OF THE CONVERSION PRICE.

         Adjustment for Change in Capital Stock. If the Company, at any time while the Debentures are outstanding:

         (1) pays a dividend in shares of its Common Stock or otherwise make a distribution or distributions on Common Stock payable in shares of its share capital (whether payable in Common Stock or in shares of any class);

         (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

         (3) combines its outstanding shares of Common Stock into a smaller number of shares; or

         (4) issues by reclassification of its shares of Common Stock any shares of its capital stock,

then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of the Debenture thereafter converted may receive the number of shares of capital stock of the Company which he would have owned immediately following such action if he had converted the Debenture immediately prior to such action. For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

         If after an adjustment a holder of the Debenture upon conversion of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors shall determine the allocation of the adjusted Conversion Price between or among the classes of capital stock. After such allocation, the conversion prices of the classes of capital stock shall thereafter be subject to adjustment on terms comparable to those set forth herein as being applicable to Common Stock.

         Issuance or Sale of Securities. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than shares or options issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Preferred Stock Exchange Agreement and listed in the Company's most recent periodic report filed under the Exchange Act, at an effective purchase price per share which is less than the Conversion Price then in effect, then in each such case, the Conversion Price shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at the Conversion Price then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale. Provided, however, that this Section 5 shall not apply to any issuance of Common Stock or Convertible Securities (defined below) if the purpose of the issuance is to raise funds to redeem the Debentures to the extent that the proceeds of such issuance are so used.

         For the purposes of the foregoing adjustment, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities. Convertible Securities not exercisable or convertible because they are unvested shall not be deemed outstanding until they become vested in accordance with their terms, via acceleration or otherwise.

         Below Market Sales. If the Company, at any time while any Debentures are outstanding, shall issue rights, options, convertible securities or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the market value of Common Stock on the applicable Approved Market at the record date therefor, the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such market value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5, if any such right or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Debenture after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering the subscription or purchase of only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

         The foregoing adjustments shall not apply to a financing transaction consisting of a private placement of the Company's securities in connection with a strategic alliance. For this purpose, a strategic alliance shall mean a transaction in which the acquirer of the Company's securities enters a business relationship with the Company, material to the Company and its subsidiaries taken as a whole independent of such acquirer's acquisition of the Company's securities, as determined in the exercise of reasonable business judgment by the Company's Board of Directors. Such strategic alliances would include mergers and acquisitions, distribution, OEM and joint venture relationships and the like.

         Other Adjustments. If the Company, at any time while the Debentures are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash then in each such case the Conversion Price at which the Debenture shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the Fair Market Price for shares of Common Stock which shall be the closing trading price on the record date mentioned above, and of which the numerator shall be such Fair Market Price for shares of Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one share of outstanding Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding 5% of the net assets of the Company in one or a series of transactions, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent chartered accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Board of Directors and holders of a three-quarters in interest of the Debentures. In either case the adjustments shall be described in a statement provided to all holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

         When Adjustment May Be Deferred. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least one percent in the Conversion Price. Any adjustments not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         When Adjustment Is Not Required. No adjustment in the Conversion Price need be made for a change in the par value of the Common Stock.

         Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to the holders of the Debentures a notice of the adjustment.

         Reorganization or Merger; Going Private. In case of any reorganization or any reclassification of the capital stock of the Company or any consolidation or merger of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company to any other person, then, as part of such reorganization, consolidation, merger or sale, if the holders of Common Stock receive any publicly traded securities as part or all of the consideration for such reorganization, consolidation, merger or sale, then provision shall be made, in a manner reasonably satisfactory to three-quarters in interest of the holders of the Debentures then outstanding, such that each Debenture shall thereafter be convertible into such new securities at a conversion price which places the holders of the Debentures in an economically equivalent position as they would have been if not for such event. In addition to the foregoing, to the extent that the holders of Common Shares receive any non-publicly traded securities or other property or cash as part or all of the consideration for such reorganization, consolidation, merger or sale, then such distribution shall be treated as a distribution under this
Section 5. The Company further agrees that it shall not agree or consent to or enter into any transaction or series of transactions as a result of which the Common Shares would cease to be publicly traded unless agreed to in writing in advance by the Board of Directors of the Company and three-quarters in interest of the holders of the Debentures, except for transactions in which the holders of Common Stock receive only cash or publicly traded securities and the holders of the Debentures are afforded the protections of this Section 5.

         Notice of Certain Transactions. In the event of any taking by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional Common Shares, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall deliver to each holder of the Debentures at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

         Limitations on Holder's Right to Convert. Notwithstanding anything to the contrary contained herein, no Debenture may be converted by a holder, to the extent that, after giving effect to Common Shares to be issued pursuant to a Conversion Notice, the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of Debentures or ownership of other securities that have limitations on a holder's rights to convert or exercise similar to those limitations set forth herein), together with all Common Shares deemed beneficially owned by the holder's "affiliates" (as defined in Rule 144 of the Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 exists, would exceed the Restricted Ownership Percentage for such holder specified on Schedule I to the Preferred Stock Exchange Agreement of the total issued and outstanding shares of the Company's Common Stock; provided that (w) each holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company, (x) each holder shall have the right at any time and from time to time, to increase its Restricted Ownership Percentage upon 61 days prior notice to the Company or immediately in the event of a Change in Control Transaction, (y) each holder can make subsequent adjustments pursuant to (w) or
(x) any number of times from time to time (which adjustment shall be effective immediately if it results in a decrease in the percentage or shall be effective upon 61 days' prior written notice or immediately in the event of a Change in Control Transaction if it results in an increase in the percentage) and (z) each holder may eliminate or reinstate this limitation at any time and from time to time (which elimination will be effective upon 61 days' prior notice and which reinstatement will be effective immediately). Without limiting the foregoing, in the event of a Change in Control Transaction, any holder may reinstate immediately (in whole or in part) the requirement that any increase in its Restricted Ownership Percentage be subject to 61 days' prior written notice, notwithstanding such Change in Control Transaction, without imposing such requirement on, or otherwise changing such holder's rights with respect to, any other Change in Control Transaction. For this purpose, any material modification of the terms of a Change in Control Transaction will be deemed to result in a new Change in Control Transaction. The delivery of a Conversion Notice by any holder shall be deemed a representation by such holder that it is in compliance with this paragraph. The term "deemed beneficially owned" as used in this Debenture shall exclude shares that might otherwise be deemed beneficially owned by reason of the convertibility of the Preferred Shares. A "Change in

Control Transaction" will be deemed to have occurred upon the earlier of announcement or consummation of a transaction or series of transactions (other than the Merger) involving (x) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction, or (y) in excess of 50% of the Company's Board of Directors consists of directors not nominated by the prior Board of Directors of the Company, or (z) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act of 1933, as amended (the "Act")), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power. The Company shall provide all holders of the Debentures with the earlier of (i) 20 days' prior written notice of any such Change in Control Transaction, to the extent the Company has prior knowledge of a Change in Control Transaction; or (ii) notice on the day immediately following the Company's learning of any such transaction.

6.       SUBORDINATION.

         Senior Debt. The Debentures are subordinated in right of payment to the prior payment in full of all Senior Debt. Senior Debt means (1) the Company's debt to NationsCredit, including assignees and participants and including any refinancing, replacement or additions thereto; and (2) obligations of the Company as lessee under leases of real property or capital or operating leases of personal property, whether outstanding on the date of issuance of the Debenture or thereafter incurred or created.

         This provision shall constitute a continuing offer to and agreement with all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt. Such provisions are made for the benefit of the holders of Senior Debt. Such holders are made obligees under this Section, and they or each of them may enforce such provisions.

         Company Not to Make Payments with respect to Debentures in Certain Circumstances. Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof and premium, if any, and interest thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Debt, before any payment is made on account of the principal of or interest on the Debentures. Upon the happening of any default in payment of the principal of, premium, if any, or interest on any Senior Debt, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of or interest on the Debentures or the acquisition of the Debentures. Nothing in the Debentures, however, shall relieve the holders of such Senior Debt or their representative from any notice requirements set forth in the instrument evidencing such Senior Debt.

         Debentures Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of the Company. Upon any distribution of assets of the Company following any dissolution, winding up, liquidation or reorganization for the benefit of creditors of the Company

(whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

         (1) the holders of all Senior Debt shall first be entitled to receive payments in full of the principal thereof and interest due thereon before the holders of the Debentures are entitled to receive any payment on account of the principal of or interest on the Debentures;

         (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures would be entitled except for the provisions of this Section, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Debt or their representative, or to the trustee under any indenture under which Senior Debt may have been issued (pro rata as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Debt held or represented by each), to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt; and

         (3) in the event that, notwithstanding the foregoing provisions of this Section, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holders of the Debentures on account of principal of or interest on the Debentures before all Senior Debt is paid in full or effective provision made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Debt remaining unpaid or unprovided for or their representatives, or to the trustee under any indenture under which such Senior Debt may have been issued (pro rata as provided above), for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.

         Debentures Subordinate to Series A Preferred Stock. The Debentures are junior in right of payment to the prior payment in full of all dividends with respect to the Series A Preferred Stock of the Corporation. Upon any distribution of assets of the Company pursuant to any dissolution, winding up, liquidation or reorganization for the benefit of creditors of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) the Debentures are junior in liquidation preference to the Series A Preferred Stock of the Corporation.

         Holders of Debentures to be Subrogated to Rights of Holders of Senior Debt. Subject to the payment in full of all Senior Debt, the holders of the Debentures shall be subrogated equally and ratably to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Debentures shall be paid in full; and for the purpose of such subrogation, no payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the holders of the Debentures by virtue of' this Section which otherwise would have been made to the holders of the Debentures shall, as between the Company, its creditors other than holders of Senior Debt and the holders of the Debentures, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Section are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Debt, on the other hand.

         Obligation of the Company Unconditional. Nothing contained herein is intended to or shall impair, as between the Company, its creditors other than holders of Senior Debt and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of and interest on the Debenture as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the holders of the Debentures from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights, if any, under this Section of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Section, the holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section.

         Interest and Conversions. Nothing contained in this Debenture is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any event of default specified in Section 10 (not cured or waived), payments at any time of the principal of or interest on the Debentures.

         New Debt. Any new debt to which the Company becomes obligated after the date of the Preferred Stock Exchange Agreement which does not otherwise come within the definition of Senior Debt shall be junior to the Debentures.

7.       TRANSFER.

         THE DEBENTURE IS BEING ISSUED IN A TRANSACTION NOT REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE DEBENTURE NOR THE COMMON STOCK INTO WHICH IT HAY BE CONVERTED MAY BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH TRANSACTION UNDER SUCH LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

8.       PERSONS DEEMED OWNERS.

         The registered holder of a Debenture may be treated as its owner for all purposes.

9.       SUCCESSOR CORPORATION.

         When Company May Merge, etc. The Company shall not consolidate or merge into, or, in one or a series of related transactions, transfer or lease all or substantially all of its assets to, any person unless:

         (l)      the person is a corporation;

         (2) the person assumes all the obligations of the Company under the Debentures, except that it need not assume the obligations of the Company as to conversion of Debentures if pursuant to the reorganization or merger provisions of Section 5 the Company or another person enters into an agreement obligating it to deliver securities, cash or other assets upon conversion of Debentures; and

         (3) immediately after the transaction no Event of Default as defined in Section 10 exists.

When a successor corporation assumes all the obligations of its predecessor under the Debentures, the predecessor corporation will be released from those obligations.

10.      DEFAULTS AND REMEDIES.

         Event of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of interest on any Debenture when the same becomes due and payable and the default continues for a period of 5 days;

                  (2) the Company defaults in the payment of the principal of any Debenture when the same becomes due and payable at maturity, upon redemption or otherwise;

                  (3) the Company fails to comply with any of its other covenants, conditions or agreements in the Debentures or the Exchange Agreement and the default continues for the period and after the notice specified below;

                  (4) the Company or any subsidiary whose assets at the time constitute 10 percent or more of the consolidated assets of the Company ("Principal Subsidiary") pursuant to or within the meaning of any Bankruptcy Law (as defined below):

                           (a)      commences a voluntary case,

                           (b) consents to the entry of an order for relief against it in an involuntary case,

                           (c) consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property, or

                           (d) makes a general assignment for the benefit of its creditors;

                  (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against the Company or any Principal Subsidiary in an involuntary case,

                           (b) appoints a Custodian of the Company or any Principal Subsidiary or for all or substantially all of the property of the Company or any Principal Subsidiary, or

                           (c) orders the liquidation of the Company or any Principal Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

                  (6) the Company defaults in payment of the Senior Debt;

                  (7) the occurrence of a Change in Control Transaction (as defined in the Certificate); or

                  (8) A "going private" transaction under Rule 13e-3 liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceedings.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         Individual Defaults. Each holder of the Debentures shall have an independent right to enforce an Event of Default. To the extent that a holder notifies the Company of an Event of Default, the Company shall promptly mail notice of the receipt of the notice of an Event of Default to all other holders. The decision by a holder to enforce an Event of Default, to waive an Event of Default or to take no action with respect to an Event of Default shall, in no way, affect another holder's rights to enforce an Event of Default.

         Right to Cure. A default occurring by virtue of the Company's failure to comply with any of its other covenants, conditions or agreements in the Debentures (clause (3) above) is not an Event of Default unless and until a holders of a Debenture notifies the Company of the default and the Company does not cure the default within 30 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." Notice by one holder of an Event of Default shall not constitute notice by any other holder of a Debenture.

         Acceleration Rights. Except as modified by the Company's right to cure certain defaults set forth above, if an Event of Default occurs, the holder of any Debenture, by notice to the Company, may declare the principal of and accrued interest on that Debentures to be due and payable immediately. Upon such declaration such principal and interest shall be due and payable immediately. By notice to the Company, the holders of any Debenture may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived (other than the nonpayment of principal of and accrued interest on the Debentures which shall have become due solely because of the acceleration) and if the rescission would not conflict with any judgment or decree. No notice given by one holder under this provisions shall constitute notice by any other holder of a Debenture.

         Remedies for Interfering Events. In the event that an "Interfering Event" occurs under the Registration Rights Agreement dated June 22, 1998, then, in addition to the remedies available hereunder, a holder shall have any the remedies available thereunder.

         Waiver. A delay or omission by the holder of the Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Any holder, by notice to the Company, may waive an existing Event of Default and its consequences.

         Remedies Not Exclusive. If an Event of Default occurs and is continuing, the holder of the Debenture may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Debenture or to enforce the performance of any provision of the Debenture. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

         Notice. In the event that the Company shall become aware of a Default or an Event of Default, it shall provide prompt notice thereof to the Investors.

11.      VOTING RIGHTS.

         The affirmative vote of the holders of at least eighty-five percent (85%) of the principal amount of the outstanding Debentures shall be necessary for (i) any amendment to the Certificate of Incorporation or by-laws of the Company that may amend or change or adversely affect any of the rights, preferences, or privileges of the Debentures, and (ii) any reorganization or reclassification of the capital stock of the Company, any consolidation or merger (other than the Merger) of the Company with or into any other corporation or corporations, or any sale of all or substantially all of the assets of the Company, that, in any such case, would have an adverse effect on any of the rights, preferences, or privileges of the Debentures. Except as set forth in this Section 11, the holders of Preferred Shares shall not have any voting rights.

12.      NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debenture or for any claim based on, in respect of or by reason of such obligation or its creation. The holder by accepting the Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debenture.

13.      AMENDMENT.

         With Consent of Holders. The Company may amend the Debenture without notice to the holder hereof but with the written consent of the holders of at least seventy-five percent (75%) in principal amount of the outstanding Debentures. The holders of a majority in principal amount of the outstanding Debentures may waive compliance by the Company with any provision of the Debentures without notice to any holder. Without the consent of each holder affected, however, an amendment or waiver may not:

                           (l) reduce the amount of Debentures whose holders
                  must consent to an amendment or waiver;

                           (2) reduce the rate of or extend the time for payment
                  of interest on any Debenture;

                           (3) reduce the principal of or premium on or change
                  the fixed maturity of any Debenture;

                           (4) make any change in this Section;

                           (5) make any change in Section 6 that adversely
                  affects the rights of any holder;

                           (6) make any Debenture payable in money other than
                  that stated in the Debenture; or

                           (7) make any change that materially affects the right
                  to convert any Debenture.

         An amendment under this Section may not make any change that adversely affects the rights under Section 6 of any holder of an issue of Senior Debt unless the holders of the issue pursuant to its terms consent to the change.

         Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by the holder of the Debenture is a continuing consent by the holder and every subsequent holder of the Debenture or portion thereof that evidences the same debt as the consenting holder's Debenture, even if notation of the consent is not made on the Debenture. Any such holder or subsequent holder may revoke the consent as to his Debenture or portion thereof, however, if the Company receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every holder.

         Notation on or Exchange of Securities. If an amendment or waiver changes the terms of a Debenture, the Company may require the holder of the Debenture to deliver it to the Company. The Company may place an appropriate legend on the Debenture noting the changed terms and return it to the holder. Alternatively, if the Company so determines, the Company may issue in exchange for the Debenture a new debenture that reflects the changed terms.

14.      NOTICES.

         (a) Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                  to the Company:

                           Hayes Corporation
                           5854 Peachtree Corners East
                           Norcross, Georgia  30094
                           Attention:  Chairman
                           Facsimile:  (770) 840-6830

                  with copies to:

                           Womble Carlyle Sandridge & Rice, PLLC
                           1275 Peachtree
                           Street, N.E.
                           Suite 700
                           Atlanta, Georgia  30309
                           Attention:  G. Donald Johnson, Esq.
                           Facsimile:  (404) 888-7490

                  to the Holders:

                           To each Holder at the address and/or fax number set forth on Exhibit B of this Debenture, and with copies to counsel, if any, indicated on Exhibit B.

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

         (b) The Company shall distribute to the holders of the Debentures copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Company, at such times and by such method as such documents are distributed to such holders of such Common Stock.

15.      INTEREST LIMITATION.

         Notwithstanding any other term of this Debenture, the maximum amount of interest which may be charged to or collected from any person liable hereunder shall be absolutely limited to, and shall in no event exceed, the maximum amount or interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. SS 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed such lawful maximum, and any term of this Debenture which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.



16.      SEVERABILITY.

         If any provisions of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

17.      ABBREVIATIONS/CAPITALIZED TERMS.

         Customary abbreviations may be used in the name of a holder of the Debenture or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Capitalized terms, unless otherwise defined herein, shall have the same meaning as those set forth in the Preferred Stock Exchange Agreement.

Dated: ___________________










                        [EXECUTION ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, Hayes Corporation has caused this instrument to be signed by its Chairman and its Chief Executive Officer and by its Secretary or an Assistant Secretary and a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                   HAYES CORPORATION



                                   BY:
                                      ----------------------------------
                                       DENNIS C. HAYES, Chairman



ATTEST:                            BY:
                                      ----------------------------------
                                       RONALD A. HOWARD
                                       Chief Executive Officer


--------------------------------
Secretary or Assistant Secretary

                                    EXHIBIT A

                                CONVERSION NOTICE
                                       FOR
               14% CUMULATIVE CONVERTIBLE SUBORDINATED DEBENTURES


The undersigned, as a holder ("Holder") of 14% Convertible Subordinated Debentures ("Debentures") of Hayes Corporation, Inc. (the "Company"), hereby irrevocably elects to convert all or a portion of the Debentures for shares ("Common Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company according to the terms and conditions of the Debentures as of the date written below. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged to the holder of Debentures for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Debentures.

Conversion Date:
                  -------------------------
Conversion Information:  NAME OF HOLDER:

By:

                                       Print Name:
                                                  -------------------------

                                       Print Title:
                                                   ------------------------

                                       Print Address of Holder:

                                       ------------------------------------

                                       ------------------------------------

                                       Issue Common Stock to:

                                       ------------------------------------


                                       at
                                         ----------------------------------

                                       ------------------------------------

If Common Stock is to be issued to a person other than Holder, Holder's signature must be guaranteed below:

SIGNATURE GUARANTEED BY:

---------------------------------------------------

            THE COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED
                IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.

PAGE 2 TO CONVERSION NOTICE DATED __________________ FOR: ____________________
                                  (CONVERSION DATE)        (NAME OF HOLDER)

              COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED

Principal Amount of Debentures converted plus accrued
and unpaid interest, default payments and penalties                               $
                                                                                  ------------

TOTAL DOLLAR AMOUNT CONVERTED                                                     $
                                                                                  ============

CONVERSION PRICE                                                                  $
                                                                                  ------------

Number of Common Shares = Total dollar amount converted             =             $
                          -----------------------------                           ------------
                          Conversion Price

         NUMBER OF COMMON SHARES =
                                   -------------------

If the conversion is not being settled by the Depository Trust Company, please issue and deliver _________ certificate(s) for Common Shares in the following amount(s):

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

If the Holder is receiving Debentures upon the conversion, please issue and deliver the Debentures in the following amount(s):

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                    EXHIBIT C

                       STOCK PLEDGE AND SECURITY AGREEMENT


                  THIS STOCK PLEDGE AND SECURITY AGREEMENT (the "Stock Pledge Agreement") made and entered into as of June 22, 1998 between HAYES CORPORATION (f/k/a Access Beyond, Inc.), a Delaware corporation ("Pledgor"), and each of the entities listed under "Investors" on the signature page hereto, and who has signed this Agreement (each signatory individually an "Investor" and collectively the "Investors"), each with offices at the address listed under such Investor's name on Schedule I hereto. This Stock Pledge Agreement shall be effective as of the Effective Time (as defined in that certain Preferred Stock Exchange Agreement of even date herewith by and between Pledgor and the Investors).

                              W I T N E S S E T H :

                  WHEREAS, pursuant to that certain Preferred Stock Investment Agreement by and between Pledgor, the Investors and certain other investors who are not signatories hereto dated November 12, 1997 (the "Investment Agreement"), Pledgor has previously issued to the Investors an aggregate of 19,999 shares of Pledgor's 6% Cumulative Convertible Preferred Stock (the "Exchange Shares");

                  WHEREAS, Pledgor and the Investors have agreed, pursuant to that certain Preferred Stock Exchange Agreement of even date herewith by and between Pledgor and the Investors (the "Exchange Agreement") to exchange the Exchange Shares held on the Closing Date (as defined in the Exchange Agreement) for new 8% Cumulative Convertible Preferred Stock (the "Preferred Shares") subject to the terms and conditions set forth therein.

                  WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Exchange Agreement, Pledgor has further agreed to hold the Exchange Shares as treasury stock and pledge them as security as described herein;

                  NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Exchange Agreement and this Stock Pledge Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Secured Obligations. This Stock Pledge Agreement is given to provide collateral security against the occurrence of an Event of Default as described in Section 9 hereof (the "Secured Obligations").

                  2.       Pledge and Security Interest.

                           (a)       Pledgor hereby pledges and grants to the
Investors a security interest in the Exchange Shares to secure the Secured Obligations (which shares shall be evidenced by the stock certificates issued in the name of Pledgor which Pledgor has contemporaneously herewith delivered to the Investors, together with stock powers duly executed in blank), under the terms and conditions set forth herein.

                           (b)      Upon the request of the Investors, Pledgor
will execute such financing statements and other documents, pay the cost of filing or recording the same in all public offices deemed necessary or appropriate by the Investors, and do such other acts and things as the Investors may from time to time reasonably request and maintain a valid security interest in all the Exchange Shares, free of all other liens and claims except those expressly permitted or granted herein.

                  3. Representations and Warranties. Pledgor hereby represents and warrants to the Investors as follows:

                           (a)      Pledgor is the legal, registered owner of
the Exchange Shares and holds full and absolute beneficial title to the Exchange Shares, free and clear of all liens, charges, encumbrances, security interests, and voting trust restrictions of every kind and nature except as in favor of the Investors;

                           (b)      That no consent or approval of any person,
entity, or government or regulatory authority is necessary to the validity of the pledge contained in this Agreement, except such as have been obtained by the Effective Time (as defined in the Exchange Agreement);

                           (c)      That Pledgor has full power and authority to
pledge the Exchange Shares to the Investors as security for the Secured Obligations, and will defend its title thereto against the claims of all persons whomsoever;

                           (d)      That Pledgor has granted to the Investors a
security interest in the Exchange Shares which is at the time hereof valid and of first priority under applicable law, and no financing statement, security interest, or other lien or encumbrance covering the Exchange Shares or its proceeds is outstanding or on file in any public office, except any that may have been filed in favor of the Investors;

                           (e)      That Pledgor has the full power and
authority to enter into this Stock Pledge Agreement and to perform its obligations hereunder, and this Stock Pledge Agreement constitutes the valid, binding, and enforceable agreement of Pledgor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally, and except with respect to the applicability of general equitable principals which may limit the availability of specific performance or other equitable remedies.

                  4. Registration in Nominee Name; Denominations. Upon an Event of Default under this Stock Pledge Agreement, each Investor may require Pledgor to register the Exchange Shares in the name of such Investor or any nominee or nominees of such Investor. Each Investor shall at all times have the right to exchange the stock certificate(s) representing the Exchange Shares for stock certificate(s) of smaller or larger denominations for any purpose consistent with this Stock Pledge Agreement.

                  5. Covenants. So long as any of the Secured Obligations remain unperformed, Pledgor covenants and agrees with the Investors as follows:

                           (a)      Pledgor shall retain the Exchange Shares as
treasury stock;

                           (b)      Pledgor shall keep the Exchange Shares free
from all security interests, liens, levies, attachments, voting restrictions, and all other encumbrances, except for the interest of the Investors herein or otherwise granted;

                           (c)      Pledgor shall not assign, sell, transfer,
deliver, issue, or otherwise dispose of any of the Exchange Shares or any interest therein; and

                           (d)      Pledgor shall pay all taxes, assessments,
and all other charges of any nature which may be levied or assessed with respect to the Exchange Shares; provided that Pledgor shall have the right to contest in good faith any tax assessments or other charges.

                  6.       Voting Rights:  Dividends, Etc.

                           (a)      During the term of this Stock Pledge
Agreement, each Investor shall be entitled to exercise any and all voting and consensual rights and powers accruing to an owner of the Exchange Shares or any part thereof for any purpose not inconsistent with the terms of this Stock Pledge Agreement.

                           (b)      Upon the occurrence and during the
continuance of any Event of Default:

                                    (i)     Each Investor shall surrender to
Pledgor a number of Preferred Shares equal to the number of Preferred Shares as to which it is exercising its foreclosure rights and such surrendered Preferred Shares shall be extinguished or a dollar amount of Debentures equal to the dollar amount of Debentures as to which it is exercising its foreclosure rights and such surrendered Debentures shall be extinguished;

                                    (ii)    Pledgor shall deliver to each
Investor such stock powers duly executed in blank or other documents of ownership with respect to a number of Exchange Shares equal to the number of Preferred Shares or equal to the dollar amount of Debentures surrendered by the Investor; and

                                    (iii)   All rights of Pledgor to a number of
Exchange Shares equal to the number of Preferred Shares surrendered by the Investor shall cease, and all such rights shall thereupon become vested in the Investors, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, all in accordance with and subject to the Investment Agreement and the Original Agreements (as that term is defined in the Exchange Agreement).

                  7. Attorney-in-Fact. Pledgor hereby irrevocably constitutes and appoints each Investor as Pledgor's agent and attorney-in-fact, upon the occurrence and continuance of an Event of Default, for the purposes of carrying out the provisions of this Stock Pledge Agreement with respect to such Investor and taking any action and executing any interest which such Investor or Pledgor may deem necessary or advisable to accomplish the purposes hereof. The foregoing power of attorney is coupled with an interest and shall be terminated only upon performance of the Secured Obligations.

                  8. Release of Collateral. For each Preferred Share which is converted to Common Stock or redeemed by Pledgor, the Investor receiving the redemption or Common Stock shall surrender a share of Exchange Stock to Pledgor and Investor's security interest in such Exchange Share shall be extinguished.

                  9. Events of Default. An Event of Default shall occur under this Stock Pledge Agreement upon the occurrence of any one or more of the following events:

                           (a)      a court of competent jurisdiction shall
enter a permanent injunction or other equitable relief pursuant to a final, non-appealable order, judgment or ruling preventing Pledgor from performing its obligations to one or more of the Investors with respect to the Preferred Shares or the Debenture held by such Investor;

                           (b)      a court of competent jurisdiction shall
enter a final, non-appealable order, judgment or ruling that the Preferred Shares or Debentures are subordinate to any other class of shares (other than the Series A Preferred Shares); or

                           (c)      a court of competent jurisdiction shall
enter a final, non-appealable order, judgment or ruling that the Preferred Shares or Debentures were unauthorized, were improperly issued, or were issued in violation of Pledgor's Charter or Bylaws, which final and binding order, judgment or ruling effectively prevents Pledgor from honoring the terms of the Preferred Stock.

                  10. Rights and Remedies on Default. Upon the occurrence of an Event of Default under this Stock Pledge Agreement, the Investors may, in their sole discretion and without further notice or demand, proceed immediately to exercise any and all of the Investors's rights, powers, and privileges with respect to any collateral securing any of the Secured Obligations and to the Exchange Shares, including, without limitation, all rights as a holder of the Exchange Shares; and exercise any other right or remedy available to the Investors under the applicable Uniform Commercial Code or otherwise available by agreement or under federal or state law. All rights and remedies herein specified are cumulative and are in addition to such other rights and remedies as may be available to the Investors.

                  11. Term of Agreement. This Stock Pledge Agreement shall terminate upon Pledgor's performance in full of its obligations under the Certificate and/or Debentures, at which time the Investors shall reassign and deliver to Pledgor, or to such person or persons as Pledgor may in writing designate, against receipt, any Exchange Shares held by the Investors, together with appropriate instruments of reassignment and release. Such reassignment shall be without recourse upon or warranty by the Investors, except as to claims through the Investors.

                  12.      Miscellaneous.

                           (a)      Notices.  Any notice or other communication
required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                  to Pledgor:

                           Hayes Corporation
                           5854 Peachtree Corners East
                           Norcross, Georgia  30094
                           Attention:  Chairman
                           Facsimile:  (770) 840-6830

                  with copies to:

                           Womble Carlyle Sandridge & Rice, PLLC
                           1275 Peachtree Street, N.E.
                           Suite 700
                           Atlanta, Georgia  30309
                           Attention:  G. Donald Johnson, Esq.
                           Facsimile:  (404) 888-7490

                  to the Investors:

                           To each Investor at the address and/or fax number set forth on Schedule I of this Exchange Agreement, and with copies to counsel, if any, indicated on Schedule I.

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

                           (b)      Survival.  All representations, warranties,
covenants, and agreements herein contained shall survive the execution and delivery of this Stock Pledge Agreement.

                           (c)      No Waiver.  No failure on the part of the
Investors to exercise, and no delay in exercising, any right, power, or remedy granted hereunder, or available at law, in equity, or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy by the Investors preclude any other or further exercise thereof, or the exercise of any other right, power, or remedy.

                           (d)      Entire Agreement.  This Stock Pledge
Agreement contains the entire agreement between the parties with respect to the pledge of and security interest in the Stock Collateral and supersede any prior agreements or understandings.

                           (e)      Amendments.  This Stock Pledge Agreement may
be amended only by written agreement between the parties hereto.

                           (f)      Time of Essence.  Time is of the essence
under this Stock Pledge Agreement.

                           (g)      Governing Law.  This Stock Pledge Agreement
shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within such state.

                           (h)      Successors and Assigns.  This Stock Pledge
Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, administrators, legal representatives, successors, and assigns, except that Pledgor shall not be permitted to assign its obligations under this Agreement or any interest herein or otherwise pledge, encumber, or grant any options with respect to the Exchange Shares held as collateral under this Stock Pledge Agreement.

                           (i)      Severability.  If any provision of this
Stock Pledge Agreement or any portion thereof shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or other remaining provisions.

                           (j)      Further Assurances.  Pledgor agrees to do
such further acts, and to execute and deliver such additional conveyances, assignments, agreements, and instruments as the Investors may at any time request in connection with the administration and enforcement of this Stock Pledge Agreement or relative to the Exchange Shares or any part thereof, or in order better to assure and confirm to the Investors its rights, powers, and remedies hereunder.

                           (k)      Execution in Counterparts.  This Stock
Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

                           (l)      Headings and Capitalized Terms.  The
descriptive headings of the several paragraphs are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Stock Pledge Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Exchange Agreement.



















                      [EXECUTION HEREOF ON FOLLOWING PAGES]

                  IN WITNESS WHEREOF, Pledgor and the Investors have caused this Stock Pledge Agreement to be duly executed under hand and seal, as of the day and year first above written.

                                 PLEDGOR:

                                 HAYES CORPORATION


                                 By:       /s/ Dennis C. Hayes
                                          -------------------------------------
                                          DENNIS C. HAYES, Chairman


                                 By:       /s/ Ronald A. Howard
                                          -------------------------------------
                                          RONALD A. HOWARD
                                          Chief Executive Officer


                                 INVESTORS:

                                 STARK INTERNATIONAL


                                 By:       /s/
                                          -------------------------------------
                                          Name:
                                          Title:


                                 SHEPHERD INVESTMENTS
                                 INTERNATIONAL, LTD.


                                 By:       /s/
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------





                  [SIGNATURES ARE CONTINUED ON FOLLOWING PAGE]

                                 RAMIUS FUND, LTD.

                                 By:   AG. RAMIUS PARTNERS, L.L.C.,
                                       Investment Manager


                                 By:   /s/ Michael L. Gordon
                                       -----------------------------------
                                       Name:  Michael L. Gordon
                                       Title: Managing Officer


                                 GAM ARBITRAGE INVESTMENTS, INC.

                                 By:   ANGELO, GORDON & CO., L.P.,
                                       Investment Manager


                                 By:   /s/ Michael L. Gordon
                                       -----------------------------------
                                       Name:  Michael L. Gordon
                                       Title: Chief Operating Officer


                                 LEONARDO, L.P.

                                 By:   ANGELO, GORDON & CO., L.P., General
                                       Partner


                                 By:   /s/ Michael L. Gordon
                                       -----------------------------------
                                       Name:  Michael L. Gordon
                                       Title: Chief Operating Officer






                  [SIGNATURES ARE CONTINUED ON FOLLOWING PAGE]

                                 RAPHAEL, L.P.

                                 By:   ANGELO, GORDON & CO., L.P., General
                                       Partner


                                 By:    /s/ Michael L. Gordon
                                       -------------------------------------
                                       Name:  Michael L. Gordon
                                       Title: Chief Operating Officer


                                 AG SUPER FUND INTERNATIONAL
                                 PARTNERS, L.P.

                                 By:   ANGELO, GORDON & CO., L.P., General
                                       Partner



                                 By:    /s/ Michael L. Gordon
                                       -------------------------------------
                                       Name:  Michael L. Gordon
                                       Title: Chief Operating Officer